UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SEVEN ARTS ENTERTAINMENT INC.
(Name of Registrant as Specified in Charter)

Not applicable
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SEVEN ARTS ENTERTAINMENT INC.
_____________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER __, 2012
_____________________________

To the Stockholders of Seven Arts Entertainment Inc.:

Notice is hereby given that a special meeting of the stockholders of Seven Arts Entertainment Inc. (“Company”) will be held on November __, 2012 at 9:00 a.m., local time, at Company’s principal offices at 8439 Sunset Boulevard, Suite 402, West Hollywood, CA 90069, for the following purposes:

1.
Amendment to Articles.  To approve an amendment to our Amended Articles of Incorporation to
(i) designate 1,000,000 shares of the Company’s capital stock as one or more series of preferred shares and 249,000,000 shares of the Company’s capital stock as common shares, and
(ii) authorize the Board of Directors to increase or decrease the number of shares of common stock of the Company and to reclassify unissued shares of common stock as other forms of capital stock, without stockholder approval.

2.
Approval Of Revised 2012 Stock Incentive Plan.  To authorize the Board to increase the number of shares of the Company’s common stock issuable in the Company’s 2012 Stock Incentive Plan from 71,429 to 15,000,000.

3.	Other Business. To transact such other business as may properly come before the special meeting of stockholders or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our board of directors has fixed the close of business on October 15, 2012 as the record date for determining the stockholders entitled to notice of and to vote at this special meeting of stockholders and at any adjournment thereof.

We have decided to take advantage of the rules of the Securities and Exchange Commission that allow issuers to furnish proxy materials to their stockholders on the Internet.  We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery.  Whether or not you expect to attend the special meeting of stockholders in person, it is important that your shares are represented.  Please vote as soon as possible.

By Order of the Board,

By:	/s/ Peter M. Hoffman
Peter M. Hoffman
Chief Executive Officer
Los Angeles, California

November __, 2012

SEVEN ARTS ENTERTAINMENT INC.
8439 SUNSET BLVD., SUITE 402
WEST HOLLYWOOD, CA 90069
_____________________________

PROXY STATEMENT

_____________________________

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished to stockholders of Seven Arts Entertainment Inc., a Nevada corporation (the “Company”), in connection with our solicitation of proxies for use in voting at our special meeting of stockholders (the “Special Meeting”) to be held on November __, 2012 at 9:00 a.m., local time, at 8439 Sunset Blvd., Suite 402, West Hollywood, CA 90069 or at any adjournment thereof.  The purposes of the Special Meeting and the matters to be acted upon are set forth in the accompanying Notice relating to the Special Meeting.  Our board of directors (the “Board”) is not currently aware of any other matters that will come before the Special Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.  All stockholders will have the ability to access the proxy materials on a website referenced in the Notice or request to receive a printed set of the proxy materials.  Instructions regarding how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.  In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice was mailed to stockholders, and the proxy materials were first given to stockholders via Internet access, on or about November __, 2012.  On or before the time that the Notice was sent to stockholders, all materials identified in the Notice were publicly accessible, free of charge, at the website address specified in the Notice (http://www.Shareholdermaterial.com/SAPX) Such materials will remain available on that website for twelve months subsequent to the conclusion of the Special Meeting.

Our officers, agents, and employees may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished.  All expenses incurred in connection with this solicitation will be borne by us.

Voting and Proxy Revocability

If you are a stockholder of record, you may vote in person at the Special Meeting.  We will give you a ballot when you arrive.  If you are a record stockholder, but you do not wish to vote in person or if you will not be attending the Special Meeting, you may vote by proxy.  You can vote by proxy over the Internet by following the instructions provided in the Notice.  If you are a beneficial owner of shares held in street name, follow the voting instructions provided in the Notice and in any correspondence from the record stockholder.

You may revoke the authority granted by your execution and delivery of a proxy at any time before its effective exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.  If you deliver an executed proxy, and it is not subsequently revoked, your shares will be voted in the manner you direct on your proxy card.  If no specifications are given, your shares will be voted in favor of Proposals No. 1 through No. 5 and in the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting.

Record Date and Voting Rights

Only stockholders of record at the close of business on October 15, 2012 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.  On October 15, 2012, there were 12,481,654 shares of our common stock outstanding, each of which is entitled to one vote on each of the matters to be presented at the Special Meeting.  On October 15, 2012, there were outstanding 125,125 shares of our Series A Preferred Stock and 181,850 shares of our Series B Preferred Stock outstanding, which represent in total 1 6,650,986 (i.e., 119,168 + 16,531,818 ) votes on each of the matters to be presented at the Special Meeting.

A third of the outstanding shares entitled to vote must be present in person or represented by proxy at the Special Meeting in order to have a quorum for transaction of business.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  “Broker non-votes” are shares held by brokers or nominees which are not voted on a particular matter because instructions have not been received from the beneficial owner.  If there is a quorum:

●
Upon the approval of a majority of the votes cast, the amendment to our Amended Articles of Incorporation to (i) designate 1,000,000 shares of the Company’s capital stock as one or more series of preferred shares and 249,000,000 shares of the Company’s capital stock as common shares, and (ii) authorize the Board of Directors to increase or decrease the number of shares of common stock of the Company and to reclassify unissued shares of common stock as other forms of capital stock, without stockholder approval will be approved.

●
Upon the approval of a majority of the votes cast, the Board will be authorized to amend the Company’s Revised 2012 Stock Incentive Plan to increase the number of common shares issuable from 71,429 to 15,000,000 shares.

If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the proposed reverse split of our common stock.  Accordingly, we encourage you to vote promptly, even if you plan to attend the Special Meeting.

PROPOSAL NO. 1 – ADOPTION OF AMENDMENT TO AMENDED ARTICLES OF INCORPORATION TO (1) DESIGNATE 1,000,000 SHARES OF THE COMPANY’S CAPITAL STOCK AS ONE OR MORE SERIES OF PREFERRED SHARES AND 249,000,000 SHARES OF THE COMPANY’S CAPITAL STOCK AS COMMON SHARES, AND (2) AUTHORIZE THE BOARD OF DIRECTORS TO INCREASE OR DECREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY AND TO RECLASSIFY UNISSUED SHARES OF COMMON STOCK AS OTHER FORMS OF CAPITAL STOCK, WITHOUT STOCKHOLDER APPROVAL

Background.   On March 25, 2012 at our 2012 Annual Meeting, our stockholders adopted an amendment to our then Amended Articles of Incorporation to increase the authorized shares of capital stock to 250,000,000.  On August 20, 2012, the Board approved a reduction in the authorized shares of common stock of the Company to 35,667,839 in connection with the second phase of a reverse split of the Company’s shares of common stock, the first phase of which was authorized by the stockholders at the 2012 Annual Meeting.  The Board proposes that the Amended Articles of Incorporation be further amended to (1) designate 1,000,000 shares of the Company’s capital stock as one or more series of preferred shares and 249,000,000 shares of the Company’s capital stock as common shares, and (2) authorize the Board of Directors to increase or decrease the number of shares of common stock of the Company and to reclassify unissued shares of common stock as other forms of capital stock, without stockholder approval.

On September 4, 2012, the Company effectuated a 1-for-70 reverse split of its common stock as of the close of the markets on that day in an effort to maintain a $1 bid price and to continue its listing on NASDAQ.  The reverse split was based on the approved reverse split at the Company’s Annual Meeting on March 25, 2012 and the reduction in the number of authorized shares of common stock by the Board on August 20, 2012 as described above.  Immediately after, the reverse split was 2,907,100.   All of the share numbers and related share, conversion, or exercise prices referenced in this Proxy Statement have been adjusted to reflect the reverse split.   As a result of not maintaining a $1 bid price, the Company de-listed from The NASDAQ Capital Market and is currently quoted on the OTC Market Group Inc.’s OTCQB under the same symbol “SAPX.”

Purpose of Amendment

The Board believes that it is advisable and in our best interests and those of our stockholders to have available additional authorized but unissued shares of common stock in order to maintain our flexibility to use such shares for business and/or financing purposes in the future.  The newly designated shares of common stock, if and when issued, will have the same rights and privileges as the shares of common stock currently authorized, issued and outstanding.  The purposes of the designation of the number of shares of common and preferred stock and the authorization of the Board to reclassify common shares as other classes of capital stock or reduce or increase shares of common stock are:

●	Raising capital,
●	Expanding our business through acquisitions and other strategic transactions,
●	Paying stock dividends or effecting stock splits,
●	Providing equity incentives to employees, officers and directors, and
●	Other general corporate purposes.

Our current plans, agreements, arrangements, or understandings for the issuance of additional shares relate solely to (i) the shares of our common stock underlying the convertible securities disclosed in the Company’s prior filings on Form 10-Q and 10-K with the Securities and Exchange Commission and (ii) the shares of common stock, if any, that may be issued pursuant to a Registration Statement as Form S-7 that we intend to file on or before November 30, 2012 replacing our withdrawn Registration Statement on Form S-3 .

Like the currently authorized but unissued shares of our common stock, any additional shares of common stock authorized by this proposal would be available for issuance without further action by our stockholders, unless further action is required by law. The authorization of additional shares of common stock will enable us, as the need may arise, to take advantage of market conditions and favorable opportunities without the delay and expense associated with the holding of a special meeting of our stockholders.

Possible Effects Of Increasing Our Authorized Capital Stock and Designating 249,000,000 Shares Thereof As Common Stock

The additional shares of common stock, by reason of their designation, would have the same rights and privileges as the shares of common stock currently authorized, issued, and outstanding.  Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means.  In addition, the proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Resolution Adopting the Proposed Amendment

The following resolution, which will be presented at the Special Meeting, will adopt the proposed amendment to our Amended Articles of Incorporation to increase our authorized shares of capital stock.

RESOLVED, that Article III of the Articles of Incorporation, as amended, is hereby amended to read in its entirety as follows:

Article III

The aggregate number of shares which the corporation shall have the authority to issue is 250,000,000 shares of stock at $0.01 per value. The number of shares of common stock is designated as 249,000,000 and the number of shares of one or more classes of preferred stock is 1,000,000.  The Board of Directors shall have the authority to increase or decrease the number of shares of common stock and to reclassify any share of common stock as one or more classes of capital stock other than common stock.

The proposed increase of the authorized shares of capital stock would become effective immediately upon the filing of the Share Increase Amendment with the office of the Secretary of State of the State of Nevada. We expect to file the Share Increase Amendment with the Secretary of State of the State of Nevada promptly upon approval by our stockholders. However, the Board reserves its right to elect to abandon the Share Increase Amendment if it determines, in its sole discretion, that this proposal is no longer in our best interests or those of our stockholders.

 _____________________________

Our Board recommends a vote FOR approval of the amendment of our Amended Articles of Incorporation to (1) designate 1,000,000 shares of the Company’s capital stock as one or more classes of preferred shares and 249,000,000 shares of the Company’s capital stock as common shares, and (2) authorize the Board of Directors to increase or decrease the number of shares of common stock of the Company and to reclassify unissued shares of common stock as other forms of capital stock, without stockholder approval.
_____________________________

PROPOSAL NO. 2 – APPROVAL OF REVISED 2012 STOCK INCENTIVE PLAN

The Plan

Our Board of Directors unanimously approved the 2012 Stock Incentive Plan (the “2012 Plan”) on January 11, 2012, subject to stockholder approval at the 2012 Annual Meeting, which occurred on March 25, 2012. Our Board of Directors is requesting that our stockholders approve a revision to the 2012 plan because of its belief that an increase in the number of shares of common stock of the Company available under the Revised 2012 Stock Incentive Plan is in the Company’s interest and that of our stockholders (“Revised 2012 Plan”). The following summary of certain features of the Revised 2012 Plan is qualified in its entirety by reference to the actual text of the Revised 2012 Plan, which is attached as Annex A to this Proxy Statement. If approved by the stockholders, the Compensation Committee or our Board of Directors may suspend or terminate the Revised 2012 Plan at any time.

The Revised 2012 Plan provides for the grant to employees, including executive officers, of restricted stock, as well as cash or other stock-based awards and other benefits. The purpose of the Revised 2012 Plan is to enable us to attract and retain qualified persons as employees, officers and directors and others, whose services are required by us, and to motivate such persons by providing them with equity participation in us.

A maximum of 15,000,000 shares of common stock may be issued and awarded under the Revised 2012 Plan. The maximum number of shares of common stock that may be subject to stock awards granted to any one participant during any single year period is 1,000,000.

The Revised 2012 Plan is administered by the Compensation Committee, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof. Awards of restricted stock under the Revised 2012 Plan may qualify for the “performance-based compensation” exception under Internal Revenue Code Section (the “IRC”) Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the IRC if the terms of the award of the state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Unless the Compensation Committee determines otherwise, if a recipient of restricted stock ceases to have a relationship with our Company, non-vested shares of restricted stock shall be forfeited. The Compensation Committee may grant cash awards at such times and in such amounts as it deems appropriate. The Compensation Committee may grant has the right to grant other stock-based awards, which may include the grant of Common Stock based on certain conditions, the payment of cash based on the market performance of our Common Stock and the grant of certain securities convertible into Common Stock.

With respect to awards of restricted stock, if no election is made under Section 83(b) of the IRC and repurchase rights of the shares are retained by us, a taxable event will occur on each date the participant’s ownership rights vest as to the number of shares that vest on that date, and the holding period for capital gains purposes will not commence until the date the shares vest. Any dividends received with respect to shares subject to the restrictions will be treated as additional compensation income and not as dividend income. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant, who is an employee, will be subject to employment taxes and income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead a Section 83(b) election is made not later than 30 days after the date of transfer, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the participant. If the Section 83(b) election is made, the participant’s holding period for capital gains begins on the date of grant. The Section 83(b) election is irrevocable. If a section 83(b) election is made and the participant then forfeits the restricted stock, the participant may not deduct as a loss the amount previously included in gross income. We will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by the participant with respect to shares of restricted stock.

The foregoing is only a summary of certain federal income tax consequences of the Revised 2012 Plan and is based on our understanding of present federal tax laws and regulations.

In the event of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or other distribution of our stock or property, or other change in our corporate structure, the Compensation Committee may, in its sole discretion, in order to prevent diminution or enlargement of a participant’s benefits under the Revised 2012 Plan, substitute or adjust the number and class of shares that may be delivered under the Revised 2012 Plan and/or the number, class and price of shares covered by an outstanding award.

If a change in control of the Company occurs, then, to the extent permitted by applicable law, the surviving corporation may assume all awards then-outstanding under the Revised 2012 Plan or substitute similar awards in lieu of awards granted under the Revised 2012 Plan. If a change in control occurs, the compensation committee may, among other things, provide for acceleration of benefits, lapsing of restrictions and vesting of benefits for any award that has been outstanding for at least six months, or provide for cash payments to be made to holders of certain awards and the cancellation of awards where the exercise price exceeds the fair market value of the shares.

Subject to the foregoing, the Compensation Committee has broad discretion to describe the terms and conditions applicable to awards granted under the Revised 2012 Plan. The Compensation Committee may at any time discontinue granting awards under the Revised 2012 Plan or otherwise suspend, amend or terminate the Revised 2012 Plan and may, with the consent of an award recipient, make such modifications of the terms and conditions of such recipient’s award as the Compensation Committee shall deem advisable. The Compensation Committee may amend the Revised 2012 Plan; provided, however, that no amendment shall be effective unless approved by stockholders if such approval is required under 162(m) of the IRC, Rule 16b-3 of the Exchange Act, the rules of the NYSE Amex or other applicable exchange, or applicable law.

Vote Required; Board of Director’s Recommendation

The approval of the Revised 2012 Plan will require the affirmative vote of a majority of the outstanding shares of our Common Stock.
_______________________

Our Board of Directors recommends that stockholders vote FOR approval and adoption of the Revised 2012 Stock Incentive Plan.
________________________

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the ownership of our common stock as of October 15, 2012 by (i) each person known by the Company to own beneficially more than five percent (5%) of our common stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see “Executive Compensation”); and (iv) all directors and executive officers of the Company as a group.

		Amount of
		Beneficial	Percent of
Name of Beneficial Owner (2)	Address of Beneficial Owner	Ownership (2)	Class (1)
SERIES A PREFERRED (10)
Palm Finance issued and certificated	233 Wilshire Blvd, Suite 200, Santa Monica, CA 90401	125,125	100%

SERIES B PREFERRED (11)
David Michery (11)	8439 Sunset Boulevard, West Hollywood, CA 90069	83,500	46%
Lincoln Centre Equities (11) (12)	157 Davenport Ave., New Rochelle, NY 10805	59,500	33%
Lincoln Centre Growth Partners (11) (13)	2841 Hartland Road, Suite 301 Falls Church, VA 22043	10,000	6%
Jason Shapiro (11)	61 West 62nd Street, Apt. 23F New York, NY 10023	10,000	6%

COMMON STOCK
Peter Hoffman(3)	8439 Sunset Boulevard, West Hollywood, CA 90069	7,360,000	59%
Katrin Hoffman (4)	136-144 New Kings Road, London SW6 4LZ	714	*
Elaine New (5)	136-144 New Kings Road, London SW6 4LZ	714	*
Hubert Gibbs (6)	136-144 New Kings Road, London SW6 4LZ	714	*
Dan Reardon (7)	8439 Sunset Boulevard, West Hollywood, CA 90069	714	*
Tony Hickox (8)	8439 Sunset Boulevard, West Hollywood, CA 90069	714	*
David Michery (9)	8439 Sunset Boulevard, West Hollywood, CA 90069	655,546	*
			5%
Total officers and directors as a group (7 persons) (14)	8439 Sunset Boulevard, West Hollywood, CA 90069	8,019,118	61.02%

* = less than 1%
(1) As at October 15, 2012, 12,481,684 shares of common stock were issued and outstanding.

(2) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities and includes shares underlying convertible debentures, warrants and options that have been issued, granted and have vested and not been exercised and shares underlying options that will vest within the next 60 days only in respect to any person listed in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all common stock shown as beneficially owned by him/her.

(3) Represents 714 shares underlying options that are exercisable within 60 days of this proxy statement and 2,143 shares of common stock issued to New Moon, a company controlled by Peter Hoffman and pledged to Armadillo Ltd. Also includes 357,143 shares that are pledged to JMJ Financial and 7,000,000 pledged to Tonaquint in connection with Mr. Hoffman’s full recourse personal guarantees of the Company’s obligations to JMJ Financial and Tonaquint, respectively.

(4) Represents 714 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(5) Represents 714 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(6) Represents 714 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(7) Represents 714 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(8) Represents 714 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(9) David Michery is the record and beneficial owner of 38,000 shares of Series B Preferred Stock, which are convertible into shares of our common stock at a conversion rate of 100 divided by $1.10.  Mr. Michery is also the record owner of an additional 35,500 shares of Series B Preferred Stock, all of which are subject to a two-year earnout provision.  Mr. Michery is also the beneficial owner of 10,000 shares held in the David Michery Trust.  Such 48,000 shares of Series B Preferred Stock could be converted into 4,363,636 shares of common stock; however, because of the 4.99% common stock ownership limitation provision, within 60 days of this proxy statement, only that number of such Series B Preferred Stock that would result in 655,546 shares of our common stock could be converted.  All of the above-referenced 38,000 shares of Series B Preferred Stock are pledged to a third party in connection with Mr. Michery’s full recourse promissory obligation to such third party.  As of October 15, 2012, Mr. Michery retains all of the voting rights in respect of such shares.  Additionally, Mr. Michery has a right pursuant to his agreement with us to the grant of options for the purchase of up to 28,571 shares of our common stock; however, as of the date of this proxy statement, such options have not yet been granted.

(10) The per-share conversion price for the Series A Preferred Stock is $10.50.

(11) The per-share conversion price for the Series B Preferred Stock was confirmed at $1.10.  120,000 of the 180,000 shares are subject to certain earn-out provisions. The holders retain all of the voting rights in respect of such shares.

(12) The Company believes that Jake Shapiro is the person with voting and disposition powers in respect of such shares.

(13) The Company believes that Richard D. Smith is the person with voting and disposition powers in respect of such shares.

(14) Includes all information in footnotes 3 through 9, inclusive.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent (10%) of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) beneficial stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We have 6 directors who are late in filing their Forms 3 and 4.

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by us as well as certain other compensation awarded, earned by and paid, during the indicated fiscal year, to the Chief Executive Officer and Chief Financial Officer.

Our Board is responsible for consideration and determination of director compensation.

Officer and Director Compensation
				Long-Term Compensation
				Awards		Payouts
					Shares/
					Units
			Other	Securities Under	Subject to
	Annual Compensation		Annual	Option/	Resale		All Other
Name	Salary ($)	Bonus ($)	Compensation ($)	SAR’s Granted (#)	Restrictions ($)	LTIP Payouts ($)	Compensation ($)
Peter Hoffman	500,000	-	-	-	-	-	-
Elaine New	240,000	-	-	-	-	-	-
Katrin Hoffman	79,000	-	-	-	-	-	-
Other Directors as a Group	32,700	-	-	-	-	-	-

Executive Officer Employment Agreements

We have an employment agreement with Peter Hoffman pursuant to which he will act as our CEO until December 31, 2013. In connection with that employment agreement, we have granted Mr. Hoffman:

• the right to sole responsibility for creative and business decisions regarding motion pictures we develop and produce,
• a right of first refusal to produce remakes, sequels or prequels of motion pictures produced by Mr. Hoffman and acquired by us or any motion picture produced by us during his employment,
• an annual salary of $500,000 per year plus bonuses, expenses and a signing option and
•  a right upon termination without cause to a lump sum payment of approximately $1,500,000, an assignment of all projects in development during the term of his employment and any amounts due upon such compensation as an excise tax.

We have an oral employment agreement with Katrin Hoffman pursuant to which she will act as our COO ad infinitum at a salary of $85,000 per year plus bonuses and expenses. Ms. Hoffman’s contract contains a “non-compete” clause pursuant to which she will be excluded from competing against us for 6 months following the date of her termination.

We have an oral employment agreement with Elaine New pursuant to which she will act as an executive director ad infinitum at a salary of $225,000 (£150,000) per year plus bonuses and expenses. Ms. New’s contract contains a “non-compete” clause pursuant to which she will be excluded from competing against us for 6 months following the date of her termination.

Mr. Hoffman’s employment agreement grants us a right to injunctive relief if Mr. Hoffman breaches the agreement. With the exception of Ms. Hoffman’s and Ms. New’s agreements, the employment agreements do not contain “non-compete” clauses.

Director Compensation

Anthony Hickox will receive approximately $1,500 per meeting attended.

Robert Kaiser will receive $1,500 per month per meeting attended.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on all restricted stock, stock options and SAR awards (if any) held by our named executive officers as of June 30, 2012.

Name	Number of Options Granted	% Of Total Options Granted on Grant Date	Exercise Price per Share	Grant Date	Expiration Date	Mkt. Value of Securities Underlying Options on Date of Grant
Peter Hoffman	714	100%	$30.8	10/14/2011	10/13/2016	$30.8
Elaine New	714	100%	$30.8	10/14/2011	10/13/2016	$30.8
Katrin Hoffman	714	100%	$30.8	10/14/2011	10/13/2016	$30.8
Robert Kaiser	714	100%	$30.8	10/14/2011	10/13/2016	$30.8
Dan Reardon	714	100%	$30.8	10/14/2011	10/13/2016	$30.8
Hubert Gibb	714	100%	$30.8	10/14/2011	10/13/2016	$30.8
Anthony Hickox	714	100%	$30.8	10/14/2011	10/13/2016	$30.8
Robert Kaiser	714	100%	$30.8	10/14/2011	10/13/2016	$30.8
Peter Hoffman	714	100%	$27.3	12/06/2011	12/05/2016	$27.3
Elaine New	714	100%	$27.3	12/06/2011	12/05/2016	$27.3
Katrin Hoffman	714	100%	$27.3	12/06/2011	12/05/2016	$27.3
Robert Kaiser	714	100%	$27.3	12/06/2011	12/05/2016	$27.3
Dan Reardon	714	100%	$27.3	12/06/2011	12/05/2016	$27.3
Hubert Gibb	714	100%	$27.3	12/06/2011	12/05/2016	$27.3
Anthony Hickox	714	100%	$27.3	12/06/2011	12/05/2016	$27.3
Robert Kaiser	714	100%	$62.3	09/01/2011	08/31/2016	$62.3
Total Granted	11,424

1) 50% of the options vested on December 31, 2011
2) 50% of the options vest on December 31, 2012

2012 Director Compensation

Our Board is responsible for consideration and determination of director compensation.

OTHER MATTERS

We participate in a procedure known as “householding.”  This means that if you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice. Pursuant to the SEC rules, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of the Notice for your household, please contact our Corporate Secretary at Seven Arts Entertainment Inc., 8439 Sunset Boulevard, Suite 402, West Hollywood, CA 90069, Attn: Edward Bottenheim or by telephone at (323) 372-3083.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies in the future, please contact our Corporate Secretary as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

The Board knows of no other matters that will be presented for consideration at our Special Meeting. However, if other matters are properly brought before the Special Meeting, the proxy holders will vote your shares in their discretionompanying this Proxy Statement are:

•	Annex A	Revised 2012 Stock Incentive Plan
•	Annex B	Our financial statements for the fiscal years ended June 30, 2012, and 2011

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: SEVEN ARTS ENTERTAINMENT INC., 8439 SUNSET BOULEVARD, SUITE 402, WEST HOLLYWOOD, CA 90069, ATTENTION: PETER HOFFMAN.

By Order of the Board,

/s/ Peter M. Hoffman
Peter M. Hoffman
Chief Executive Officer

PROXY	PROXY

SEVEN ARTS ENTERTAINMENT INC.
Special Meeting of Stockholders
November __, 2012
9:00 a.m. local time
Seven Arts Entertainment Inc.
8439 Sunset Blvd., Suite 402
West Hollywood, CA 90069

The undersigned hereby appoints Peter Hoffman and Elaine New, and each of them, as Proxies of the undersigned with full power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of Seven Arts Entertainment Inc. held of record by the undersigned on October 15, 2012 at the Special Meeting of Stockholders of Seven Arts Entertainment Inc. to be held November __, 2012, or at any adjournment of postponement thereof.

IF YOU ARE NOT VOTING BY INTERNET, COMPLETE THIS PROXY CARD, SIGN, DATE, DETACH AND RETURN IN THE ENCLOSED ENVELOPE.

OR FAX: +1 801 277 3147

OR EMAIL TO: Julie@interwesttc.com

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of
Stockholders to be held November __, 2012. The Proxy Statement and our 2011 Annual
Report to Stockholders are available at: www.Shareholdermaterial.com/SAPX.

PLEASE MARK VOTES AS IN THIS EXAMPLE:	☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR Proposal Nos. 1 and 2. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposal Nos. 1 and 2 if no specification is made.

☐ I/We do plan to attend the 2012 Special Meeting of Stockholders.

	FOR	AGAINST	ABSTAIN

1.
Approval of Amendment to Articles. To approve an amendment to our amended articles of incorporation to (i) designate 1,000,000 of the Company’s capital stock as preferred shares and 249,000,000 of the Company’s capital stock as common shares, and (ii) authorize the Board of Directors to increase or decrease the number of shares of common stock of the Company and to reclassify unissued shares of common stock as other forms of capital stock, without stockholder approval.
	☐	☐	☐

2.
Approval Of Revised 2012 Stock Incentive Plan.  To authorize the Board to increase the number of shares of the Company’s common stock issuable in the Company’s 2012 Stock Incentive Plan from 71,429 to 15,000,000.
	☐	☐	☐

SIGNATURE	DATE	SIGNATURE	DATE

Please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

ANNEX A

SEVEN ARTS ENTERTAINMENT INC.
2012 STOCK INCENTIVE PLAN (2)
For Employees and Other Service Providers
Established June 22, 2012

Section 1.	Purpose.

(a)
The purpose of this 2012 Stock Incentive Plan (the “Plan”) is to enable Seven Arts Entertainment Inc. (the “Company”) and its Subsidiaries to attract, retain, motivate, and reward employees, and other service providers of the Company and its Subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by strengthening the mutuality of interests between those employees and other service providers and the Company’s stockholders.

(b)
The Plan authorizes stock-based incentives for Participants.  Awards may be made in the form of (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Restricted Stock; and (iv) any combination of the foregoing.

Section 2.	Definitions. The following terms have the respective meanings, in addition to the capitalized terms defined in Section 1 hereof or as otherwise defined throughout this document:

(a)	“Award” means any Option, Restricted Stock, or Stock granted for services rendered, together with any related right or interest, granted to a Participant under the Plan.

(b)	“Award Agreement” means any Option Agreement, Restricted Stock Agreement, or any other agreement under which the Company (or a Subsidiary) grants an Eligible Person an Award.

(c)
“Beneficiary” means the person(s) or trust(s) designated as being entitled to receive the benefits under a Participant’s Award upon and following a Participant’s death. Unless otherwise determined by the Committee, a Participant may designate one or more persons or one or more trusts as his or her Beneficiary.

(d)	“Board” means the Company’s Board of Directors.

(e)
“Cause” means, unless otherwise provided by the Committee, (i) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or in the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment or service duties, (C) willful and deliberate failure on the part of the Participant to perform the Participant’s employment or service duties in any material respect, or (D) prior to a Corporate Transaction, such other events as shall be determined by the Committee.  The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor thereto, and including any regulations promulgated thereunder.

(g)	“Committee” means the Compensation Committee created and appointed by the Board.

(h)
“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any of the following: (i) any person or group of persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) together with his/her/their affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.

(i)	“Covered Employee” means an Eligible Person who is an employee of the Company, or a Subsidiary.

(j)	“Covered Service Provider” means an Eligible Person who is an independent contractor providing services to the Company.

(k)
“Date of Grant” means  the date on which the Committee has completed all corporate action necessary to give the Participant a legally binding right to the Award, including the setting of the number of shares of Stock subject to the Award and the exercise price.

(l)
“Disability” means a permanent and total disability resulting from a physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee based on medical evaluation.

(m)	“Effective Date” means June 22 2012.

(n)	“Eligible Persons” means those persons who are designated by the Committee under Section 5(a) of this Plan to receive Awards.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and shall include any successor thereto.

(p)	“Fair Market Value” or “FMV” means, as of any date, the fair market value of a share of the Company’s Stock, as determined in good faith and under procedures established by the Committee as follows:

(i)  if on the Date of Grant or other determination date the Stock is listed on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market) on the Date of Grant or such other determination date;

(ii)  if on the Date of Grant or other determination date the Stock is listed on an established securities market, but there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on the Date of Grant or other determination date;

(iii)  if on the Date of Grant or other determination date the Stock is listed on an established securities market, but no sale of Stock is reported for such trading day, the Fair Market Value shall be the closing price on the next preceding day on which any sale shall have been reported before the Date of the Grant or other determination date; or

(iv) if the Stock is not listed or admitted to trading on a national securities exchange, the  Fair Market Value shall be the value of the Stock as determined by the reasonable application by the Committee of a reasonable valuation method in conformance with the requirements of Treasury Regulations Sections 1.422-2(e)(20(iii) and 1.409A-1(b)(5)(iv)(B).

(q)	“Incentive Stock Option” or “ISO” means any Option intended to be, designated as, and that otherwise qualifies as an “Incentive Stock Option” within the meaning of Code Section 422.

(r)	“Individual Agreement” means an employment or similar agreement between a Participant and the Company or one of its Subsidiaries.

(s)	“Non-Employee Director” has the meaning set forth under Section 16 of the Exchange Act.

(t)	“Nonstatutory Stock Option” means any Option that is not an Incentive Stock Option.

(u)	“Option” means a right to purchase Stock granted under Section 6(b) of the Plan.

(v)	“Outside Director” has the meaning set forth in Code Section 162(m).

(w)	“Other Stock-Based Awards” means Awards granted to a Participant that are valued, in whole or in part, by reference to, or otherwise based on, shares of Stock.

(x)	“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(y)	“Plan” means Seven Arts Entertainment Inc. 2012 Stock Incentive Plan.

(z)	“Restricted Stock” means Stock granted under this Plan, which is subject to certain restrictions and to a risk of forfeiture.

(aa)	“Section 16 Participant” means a Participant under the Plan who is subject to Section 16 of the Exchange Act.

(bb)
“Stock” means shares of the Company’s stock which is common stock for purposes for purposes of Section 305 of the Code and the implementing regulations, with $0.01 par value per share, and any other equity securities of the Company that may be substituted or resubstituted for such Stock.  In all cases under this plan, Stock shall constitute “service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii).

(cc)
“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

(dd)
“Ten Percent or More Stockholder”  means an Eligible Person who owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10% of the combined voting power of all classes of Stock of the Company or any parent or subsidiary corporation.

Section 3.	Administration.

(a)
Authority of the Committee.  The Plan shall be administered by the Committee.  Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all Participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. The Committee shall consider such factors as it deems relevant to making such decisions, determinations, and interpretations. A Participant or other holder of an Award may contest a decision or action of the Committee with respect to such person or Award only on the grounds that such decision or action is arbitrary or capricious or was unlawful.

(b)	Composition of the Committee. The Committee shall consist of directors of the Company appointed in accordance with the Articles and By-Laws of the Company.

(c)
Manner of Exercise of Committee Authority. The Committee shall have the full power and authority to interpret and administer the Plan in its sole discretion, including exercising all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan.  The Committee’s powers and authorities include, without limitation, the following: (i) the sole ability to determine: eligibility criteria for Awards; (ii) to select the Eligible Persons to whom Awards may from time to time be granted; (iii) to determine the time or times at which Awards shall be granted; (iv)  to determine the number of shares of Stock to be covered by each Award; (v)  to determine and modify from time to time the specific terms and conditions , including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and  to approve the form of written instruments evidencing the Awards; (vi) to determine the vesting and exercisability of any Award and to accelerate at any time the vesting or exercisability of all or any portion of any Award; (vii) subject to the provisions of this Plan, to extend at any time the period in which Stock Options may be exercised; (viii) to determine the exercise or purchase price of such shares of Stock; (ix) to determine if and when Awards are forfeited or expire under their terms; (x) to interpret and construe the Plan provisions; any amendments, and any rules and regulations relating to the Plan; (xi) to make exceptions to any Plan provisions in good faith and for the benefit of the Company; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)
Delegation of Authority. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, that such delegation may not include the selection or grant of Awards to Participants or Eligible Persons who are executive officers of the Company or any Subsidiary, affiliate or Section 16 Participants.

(e)
Committee Vacancies. The Board shall fill all vacancies in the Committee.  The Board may from time to time appoint additional members to the Committee and may at any time remove one or more Committee members and substitute others.  One member of the Committee shall be selected by the Board as chairman.  The Committee shall hold its meetings at such times and places as it shall deem advisable.  All determinations of the Committee shall be made by not less than a majority of its members either present in-person or participating by a telephone conference at a meeting or by written consent.  The Committee shall keep minutes of its meetings.  The Committee may appoint a secretary to keep such minutes and may make such rules and regulations for the conduct of its business as it shall deem advisable, but in accordance with the written charter prepared by the Board and which may be amended from time to time by the Board.  The secretary shall not need to be a member of the Committee or a member of the Board.

(f)
Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

Section 4.	Stock Subject to Plan.

(a)
Overall Number of Shares Available.  Subject to adjustment as provided under Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 20,000,000 shares.  Any shares of Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  The authorized number of reserved and available shares may be increased from time to time by approval of the Board and, if such approval is required, by the stockholders of the Company.

(b)
Accounting Procedures. The Committee may adopt reasonable accounting procedures to ensure an appropriate accounting of Stock subject to the Plan, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4(b).  Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture.  Accordingly, (i) to the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award, or otherwise terminated without delivery of Stock to the Participant, the Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan; and (ii) Stock that is withheld from such Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such Award shall be deemed to constitute Stock not delivered and will be available under the Plan.  The Committee may determine that Awards may be outstanding that relate to more Stock than the aggregate shares of Stock remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares of Stock in excess of the number then available under the Plan.  In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or affiliate or with which the Company or a Subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares of Stock reserved under the Plan. The authorized number of reserved and available shares may be increased from time to time by approval of the Board and, if such approval is required, by the stockholders of the Company.

(c)
Individual Annual Award Limits. No Participant may be granted Options or other Awards under the Plan with respect to an aggregate of more than 500,000 shares of Stock (subject to adjustment as otherwise may be provided for throughout this Plan) during any calendar year.

Section 5.	Eligibility.

(a)
Eligibility. Grants of Awards may be made from time to time to those officers, employees and Service Providers of the Company or any Subsidiary who are designated by the Committee in its sole and exclusive discretion as eligible to receive such Awards (“Eligible Persons”).  However, Options intended to qualify as ISOs shall be granted only to Eligible Persons while actually employed by the Company or a Subsidiary.  The Committee may grant more than one Award to the same Eligible Person. Awards may be made to members of the Committee and must be approved and granted by a majority of the disinterested members of the Board.

(b)
Substitutions/Acquisitions. Holders of awards granted by a company or business acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, may be eligible for substitute Awards under this Plan that will be granted in assumption of or in substitution for such outstanding awards in connection with such acquisition or combination transaction; provided that such awards satisfy the requirements of Treasury Regulations Section 1.409A-1(b)(5)(v)(D).  In such cases, holders of the assumed or substituted awards will become Participants in the Plan; provided, however, that such assumption or substitution in no way causes an Award under this Plan to become subject to the terms and conditions of Code Section 409A.

(c)
Participation.  An Eligible Person shall become a Participant in the Plan and shall perfect his or her Award only after he or she has completed the applicable Award Agreement in a manner that is satisfactory to the Committee and has delivered said Award Agreement to the Committee.  A Participant shall continue his or her participation in the Plan, even if no longer an Eligible Person, until any and all of his or her interests that are held under the Plan expire or are paid.  Participants who are on military leaves of absence, sick leaves, and any other bona fide leaves of absence are not considered to be separated from service and shall be deemed employed so long as the leave does not extend beyond three (3) months or, if longer, the individual retains reemployment rights under an applicable statute or by contract.

Section 6.	Specific Terms of Awards Granted Under the Plan.

(a)
General Terms of All Awards.  All Awards granted under the Plan.  Award Agreements may provide for grants of Awards on the specific terms and conditions set forth in this Section 6.  Alternatively, the Committee may impose on any individual Award, as specified in the individual Award Agreement, such additional terms and conditions, not inconsistent with the provisions of the Plan, or applicable law, as the Committee shall determine, including terms relating to the forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan and the terms of the Award Agreement; provided that the exercise of such discretion shall in no event cause an Award to become subject to the terms and conditions of Code Section 409A, unless otherwise agreed upon between the Company (or Subsidiary) and the Eligible Person.  The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Nevada Revised Statutes, and may otherwise require payment of consideration for an Award except as limited by the Plan and as otherwise required by applicable law.

If it is determined by the Committee prior to the grant of any Award that such Award would be subject to Code Section 409A, the Award Agreement shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, this Plan and the Award Agreements shall be interpreted in accordance with Code Section 409A and its implementing regulations.

In the event the Committee determines after the Date of Grant that any Award granted hereunder may be subject to Code Section 409A, the Committee may adopt such amendments to the Plan  and/or applicable Award Agreement or adopt other policies and procedures (including those with retroactive effect) or take any other actions that the Committee  determines are necessary and appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A.

(b)
Option Awards. Options granted under the Plan shall be evidenced by an agreement (“Option Agreement”).  Options that are awarded may be of one of two types which shall be indicated on the face of the Option Agreement: (i) ISOs or (ii) Nonstatutory Stock Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)
Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option; provided that in no event shall the term of any Option exceed a period of 10 years from the Date of Grant (or with respect to an ISO, 5 years from the Date of Grant in the case of a Participant who at the Date of Grant is a Ten Percent or More Stockholder).  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any Subsidiary, or other property, and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants. The Committee shall have the right, at any time after the Date of Grant, to reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option, except that no Stock Option shall first become exercisable within one year from the Date of Grant.

(ii)
Exercise Price.  The option price per share of Stock purchasable under a Nonstatutory Stock Option or an Incentive Stock Option shall be determined by the Committee at or immediately prior to the Date of Grant, shall be set forth on the applicable Option Agreement, and shall be not less than 100% of the Fair Market Value of the Stock at the Date of Grant (or, with respect to an Incentive Stock Option, and a Participant who at the Date of Grant is a Ten Percent or More Stockholder, 110% of the Fair Market Value of the Stock at the Date of Grant).  Prior to the Date of Grant, the Committee shall specify the method by and date on which the Fair Market Value of the Option will be determined; said date shall be specified on the Option Agreement.

(iii)
Non-Transferability of Options.  No Option shall be transferable by any Participant other than by will or by the laws of descent and distribution, except that, if so provided in the Option Agreement, the Participant may transfer the Option, other than an ISO, (i) pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended); or (ii) during the Participant’s lifetime to one or more members of the Participant’s family, to one or more trusts for the benefit of one or more of the Participant’s family, or to a partnership or partnerships of members of the Participant’s family, or to a charitable organization as defined in Code Section 501(c)(3), provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option.  The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(iv)	Disposition upon Termination of Employment.

(A)
Termination by Death.  Subject to Sections 6(b)(i) and 6(b)(v), if any Participant’s employment (or service) with the Company or any Subsidiary terminates by reason of death, any Option held by that Participant shall become immediately and automatically vested and exercisable.  If termination of a Participant’s employment (or service) is due to death, then any Option held by that Participant may thereafter be exercised for a period of two years (or with respect to an ISO, for a period of 18 months or such other lesser period as the Committee may specify at or after grant) from the date of death.  Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period of such Option.  The balance of the Option shall be forfeited if not exercised within two years (or 18 months with respect to ISOs or such lesser period as the Committee may specify).

(B)
Termination by Reason of Disability.  Subject to Sections 6(b)(i) and 6(b)(v), if a Participant’s employment (or service) with the Company or any Subsidiary terminates by reason of Disability, any Option held by that Participant shall become immediately and automatically vested and exercisable.  If termination of a Participant’s employment (or service) is due to Disability, then any Option held by that Participant may thereafter be exercised by the Participant or by the Participant’s duly authorized legal representative if the Participant is unable to exercise the Option as a result of the Participant’s Disability, for a period of two years (or with respect to an ISO, for a period of one year or such other lesser period as the Committee may specify at or after grant) from the date of such termination of employment. If the Participant dies within that two-year period (or with respect to an ISO, for a period of one year or such other lesser period as the Committee may specify at or after grant), any unexercised Option held by that Participant shall thereafter be exercisable by the estate of the Participant (acting through its fiduciary) for the duration of the two-year period ( or the one year period in the case of an ISO or such lesser period as the Committee may specify) from the date of termination of employment.  Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period of such Option.  The balance of the Option shall be forfeited if not exercised within two years (or one year with respect to ISOs or such lesser period as the Committee may specify).

(C)
Termination for Cause.  Unless otherwise determined by the Committee at or after the time of granting any Option, if a Participant’s employment (or service) with the Company or any Subsidiary terminates for Cause, any unvested Options will be forfeited and terminated immediately upon termination and any vested Options held by that Participant shall terminate 30 days after the date employment (or service) terminates.  Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period of such Option.  The balance of the Option shall be forfeited.

(D)
Other Termination/Retirement.  Unless otherwise determined by the Committee at or after the time of granting any Option, if a Participant retires from employment with the Company (or a Subsidiary) or a Participant’s employment (or service) with the Company (or a Subsidiary) terminates for any reason other than death, Disability, or for Cause, all vested ISOs held by that Participant shall terminate three months after the date employment (or service) terminates, and all vested Nonstatutory Stock Options held by that Participant shall terminate one year after the date employment (or service) terminates.  Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period (which shall be established in the Option Agreement) of such Option.  The balance of the Option shall be forfeited.

(E)
Leave of Absence.  In the event a Participant is granted a military leave of absence, a sick leave, or any other bona fide leave of absence by the Company or any Subsidiary, the Participant’s employment with the Company or such Subsidiary will not be considered terminated, and the Participant shall be deemed an employee of the Company or such Subsidiary during such leave of absence or any extension thereof granted by the Company or such Subsidiary.  Notwithstanding the foregoing, in the case of an ISO, a leave of absence of more than three months will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute. If the period of such leave exceeds three months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such three-month period.

(v)
Incentive Stock Options.  Notwithstanding Sections 6(b)(iii) and 6(b)(iv), an ISO shall be exercisable by (A) a Participant’s authorized legal representative (if the Participant is unable to exercise the ISO as a result of the Participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and (B) by the Participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than ten years from the date the ISO was granted (in addition to any other restrictions or limitations that may apply).  Notwithstanding anything to the contrary herein, to the extent required for ISO treatment under Code Section 422, the aggregate Fair Market Value as of the Date of Grant under this Plan and any other plan of the Company (or its parent or subsidiary corporations) for the first  time by an Eligible Person during any calendar year shall not exceed $ 100,000.  If and to the extent that any Stocks are issued under a portion of the Stock Option that exceeds the $100,000 limitation under Code Section 422, such Stocks shall not be treated as issued under an ISO notwithstanding any designation otherwise. If an Award Agreement specifies that that a Stock Option is intended to be treated as an ISO, the Stock Option shall to the greatest extent possible comply with the requirements of Code Section 422 and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Stock Option is or will be determined to qualify as an ISO.  Certain decisions, amendments, interpretations by the Committee may cause a Stock Option to cease to qualify as an ISO and, to the extent known beforehand and possible, the Committee shall seek the consent of the affected Participant.

(c)
Restricted Stock. Restricted Stock granted under the Plan shall be evidenced by an agreement (“Restricted Stock Agreement”).  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)
Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the Date of Grant, and which shall be set forth in the applicable Restricted Stock Agreement, or thereafter.  Except to the extent restricted under the terms of the Plan and any Restricted Stock Agreement, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon; provided, however, that the Committee may require mandatory reinvestment of dividends in additional Restricted Stock, may provide that no dividends will be paid on Restricted Stock or retained by the Participant, or may impose other restrictions on the rights attached to Restricted Stock.

(ii)
Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Restricted Stock Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)
Certificates for Stock.  Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee shall determine.  Certificates representing Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award of such Restricted Stock.  The Company shall retain physical possession of the stock certificates until the time that the restrictions thereon have lapsed, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Stock covered by such Restricted Stock. The distribution of Stock upon the lapse of restrictions shall be made to the Participant on or before the period ending on the later of: (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the right to payment is no longer subject to restrictions; or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the right to payment is no longer subject to restrictions.

(iv)
Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(d)
Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a Subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee; provided, that such grants shall not be in lieu of prior promises to pay deferrals of compensation so that any Award under this Plan that would not otherwise be subject to Code Section 409A does not become subject to Code Section 409A due to a grant in lieu of other obligation of the Company or a Subsidiary; provided further, that any distributions of such Stock as a bonus shall be made to the Participant on or before the later of: (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the Participant earned the Bonus; or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Participant earned the bonus.

(e)
Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units.  The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section.

Section 7.	Additional Provisions Applicable to Awards.

(a)
Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary or affiliate, or any business entity to be acquired by the Company or a Subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or affiliate.  Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards.  Subject to the Plan’s terms, the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award; provided, that such surrender does not result in a “modification,” “extension,” “substitution” or “assumption” of a Stock right, as determined under Treasury Regulation Section 1.409A-1(b)(5)(v) that would cause such Stock rights to be considered the grant of a new Stock right which is subject to the terms and conditions of Code Section 409A.  Any transaction otherwise authorized under this Section 7(a) remains subject to all applicable restrictions under the Plan and may not result in an Award that is subject to the terms and conditions of Code Section 409A by virtue of such transaction; in such event, any transaction that would otherwise be permissible under this Section 7(a) shall be prohibited unless the Participant and the Company mutually agree in writing to cause an Award to become subject to the terms and conditions of Code Section 409A under this Section 7(a).

(b)
Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, or in installments.

(c)
Certain Limitations on Awards to Ensure Compliance with Code Section 409A.  Other provisions of the Plan notwithstanding, the Award Agreement evidencing any “409A Award” (which for this purpose means only such an Award held by a Participant which is subject to the terms and conditions of Code Section 409A) shall incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1). Any terms or conditions inconsistent with the requirements of Code Section 409A and its implementing regulations shall be automatically modified and limited (even retroactively) to the extent necessary to conform said Award with Code Section 409A.   Notwithstanding anything to the contrary herein, the Company shall not be liable for any unintended adverse tax consequences which may be imposed on the Participant due to receipt, exercise or settlement of any Stock Option or other Award granted hereunder, including the taxes and penalties of Code Section 409A.

Section 8.	Corporate Transactions.

(a)
Corporate Transaction in which Awards are not Assumed. Upon the occurrence of a Corporate Transaction in which outstanding Options, Restricted Stock Awards, and Other Stock-Based Awards are not being assumed or continued:

(i)	All outstanding shares of Restricted Stock shall be deemed to have vested,

(ii)	Either of the following two actions shall be taken:

(A)
fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B)
the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options or Restricted Stock and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price Exercise Price applicable to such Award Shares.

(iii)
With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

(b)
Corporate Transaction in which Awards are Assumed. The Plan, Options, Restricted Stock Awards, and Other Stock-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, Restricted Stock Awards, and Other Stock-Based Awards theretofore granted, or for the substitution for such Options, Restricted Stock Awards, and Other Stock-Based Awards for new common stock options and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices in accordance with the provisions of Sections 5(b) and 10(c) and Treasury Regulation Section.1.409A-1(b)(5)(v)(D).

Section 9.	Additional Award Forfeiture Provisions.

The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to receive a settlement or distribution with respect to the Award or to retain cash, Stock, other Awards, or other property acquired in connection with an Award, upon compliance by the Participant with specified conditions that protect the business interests of the Company and its Subsidiaries and affiliates from harmful actions of the Participant, including conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its Subsidiaries and affiliates and the officers and directors of the Company and its Subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.  Accordingly, an Award Agreement may include terms providing for a “clawback” or forfeiture from the Participant of the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award.

Section 10.	General Provisions.

(a)	Compliance with Legal and Other Requirements.

(i)
The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.  The foregoing notwithstanding, in connection with the occurrence of a Corporate Transaction, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Corporate Transaction.

(ii)
If the Participant is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, the grant of this Option shall not be effective until such person complies with the reporting requirement of Section 16(a).

(b)	Limits on Transferability; Beneficiaries.

(i)
Awards granted under the Plan shall not be transferable other than by will or by the laws of descent, and Options may be exercised as provided for under Section 6(b).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant (except in the case of an Option which is governed by Section 6(b)) shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.  Any attempted sale, pledge, assignment, hypothecation or other transfer of an Award contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Award shall be null and void and without force or effect and shall result in automatic termination of the Award.

(ii)
(A) As a condition to the transfer of any shares of Stock issued upon exercise of an Award granted under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws; (B) further, the Company shall be authorized to refrain from delivering or transferring shares of Stock issued under this Plan until the Board determines that such delivery or transfer will not violate applicable securities laws and the Participant has tendered to the Company any federal, state or local tax owed by the Participant as a result of exercising the Award, or disposing of any Stock, when the Company has a legal liability to satisfy such tax; (C) the Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, or under any other state or federal law, rule or regulations; (D) the Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Stock under applicable securities laws or to perfect any exemption from such registration or qualification; and (E) furthermore, the Company will have no liability to any Participant for refusing to deliver or transfer shares of Stock if such refusal is based upon the foregoing provisions of this Section.

(c)
Effect of Certain Changes.  In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Stock, the Committee shall make appropriate or proportionate substitution or adjustment in: (i) the aggregate number of Stock reserved for issuance under the Plan, (ii) the number and kind of shares of Stock or other securities subject to any then outstanding Awards issued under the Plan; (iii) the price of the shares of Stock subject to outstanding Stock Options granted under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable; and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and any other outstanding Awards granted under the Plan. Notwithstanding the foregoing, any substitution or adjustment by the Committee shall comply with Treasury Regulations Sections 1.409A-1(b)(5)(v)(D) and 1.424-1(a) (except 1.424-1(a)(2)) which will be deemed to be satisfied if the ratio of the exercise price to the Fair Market Value of the shares subject to the Awards immediately after the substitution or adjustment is not greater than the ratio of the exercise price to the Fair  Market Value of the shares subject to the Stock right immediately before the substitution or adjustment. The Committee’s substitution or adjustment shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan as a result of any such substitution or adjustment; but the Committee may, in its sole discretion, authorize a cash payment to be made to the Participant in lieu of fractional shares.

(d)	Tax Provisions.

(i)
Withholding.  The Committee shall so require, as a condition of exercise, each Participant to agree that:  (A) no later than the date of exercise of any Option granted hereunder, the optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option; and (B) the Company shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Participant.  For withholding tax purposes, the shares of Stock shall be valued on the date the withholding obligations are incurred.  The Company shall not be obligated to advise any optionee of the existence of any such tax or the amount that the Company will be so required to withhold.

(ii)
Required Consent to and Notification of Code Section 83(b) Election.  No election under Code Section 83(b) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)
Requirement of Notification upon Disqualifying Disposition under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(iv)
Contest of Tax Rulings.  The Company shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of Options issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

(e)
Changes to the Plan.  The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that the Company shall submit for the approval of a majority of the stockholders of the Company presented or represented and entitled to vote at a duly constituted and held meeting of the stockholders, any amendment that would:  (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the number of shares of Stock as to which Awards may be granted under the Plan, (iii) extend the term of the Plan,  (iv) materially modify the requirements as to eligibility for participation in the Plan, (v) expand the types of Awards provided under the Plan, or (vi) be otherwise required by applicable laws, regulations or rules. Any such increase or modification that may result from adjustments authorized by Section 10(c) hereof shall not require such approval.  In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment is adequately compensated.

(f)
Unfunded Status of Awards, Creation of Rabbi Trusts. The Plan is intended to constitute an “unfunded” plan for equity incentive compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of rabbi trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

(g)
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive or compensation arrangements, apart from the Plan, as it may deem desirable, including incentive or compensation arrangements and awards that do not qualify under Code Section 162(m) or to which Code Section 409A does apply, and such other arrangements may be either applicable generally or only in specific cases.

(h)
Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)
Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(j)
Limitation on Rights Conferred Under The Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a Subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.  Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary or affiliate and shall not affect any benefits under any other benefit plan under which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).

(k)
Termination of Right of Action.  Every right of action arising out of or in connection with the Plan by or on behalf of the Company or of any Subsidiary, or by any stockholder of the Company or of any Subsidiary against any past, present or future member of the Board, or against any employer, or by an employee (past, present or future) against the Company or any Subsidiary will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, director or employee, cease and be barred as of the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

(l)
Assumption.  The terms and conditions of any outstanding Awards granted pursuant to this Plan shall be assumed by, be binding upon and inure to the benefit of any successor company to the Company and shall continue to be governed by, to the extent applicable, the terms and conditions of this Plan.  Such successor Company shall not be otherwise obligated to assume this Plan.

(m)
Severability; Entire Agreement. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.  No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

(n)	Adoption.

This Plan was approved by the Board of Directors of the Company at a meeting on July 2, 2012.

SEVEN ARTS ENTERTAINMENT INC.

By:	/s/ Peter M. Hoffman
Name: Peter M. Hoffman
Title: CEO

ANNEX B

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2012 and 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of
Seven Arts Entertainment, Inc. (formerly Seven Arts Pictures, Plc.)

We have audited the accompanying consolidated balance sheets of Seven Arts Entertainment, Inc. (formerly Seven Arts Pictures, Plc.) as of June 30, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of Seven Arts Entertainment, Inc.’s internal control over financial reporting as of June 30, 2012 and 2011 and, accordingly, we do not express an opinion thereon.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Seven Arts Entertainment, Inc. (formerly Seven Arts Pictures, Plc.) as of June 30, 2012 and 2011, and the results of its operations, comprehensive income and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  The Hall Group, CPAs
The Hall Group, CPAs
Dallas, Texas

October 14, 2012

Seven Arts Entertainment, Inc.
(Formerly Seven Arts Pictures, Plc)
Consolidated Balance Sheets
As of June 30, 2012 and June 30, 2011

	June 30,	June 30,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$120,658	$8,785
Accounts receivable, net of allowance for doubtful accounts of $171,062 and $195,623	192,035	431,891
Due from related parties	2,116,538	4,920,586
Fee income receivable from related parties	5,896,970	-
Other receivables and prepayments	849,845	1,620,895
Total Current Assets	9,176,046	6,982,157
Long term receivable from related parties	1,643,928
Film costs, less amortization and impairment of $10,458,823 and $2,843,734	14,612,609	23,133,560
Music assets, less amortization of $0 and $0	2,923,474	-
Leasehold Improvements, less amortization of $0 and $0	4,551,270	-
Property and equipment, net of accumulated depreciation of $111,232 and $106,671	16,137	24,540
TOTAL ASSETS	$32,923,464	$30,140,257

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Bank overdraft	$-	$987
Accounts payable	1,152,977	2,569,275
Accrued liabilities	2,758,844	2,382,916
Due to related parties	1,060,905	2,194,610
Shares to be issued	200,000	-
Participation and residuals	114,215	503,187
Other loans	7,163,731	1,755,250
Film & production loans	6,124,428	10,890,430
Deferred income	849,080	407,763
VAT payable	-	1,477,586
Provision for earn-out	50,000	-
Total Current Liabilities	19,474,180	22,182,004
TOTAL LIABILITIES	$19,474,180	$22,182,004

STOCKHOLDERS' EQUITY

Convertible redeemable Series A preferred stock at $10 par value, 125,125 and 0 authorized and outstanding
	$1,251,250	$-
Convertible redeemable Series B preferred stock at $100 par value, 200,000 authorized, 180,000 and 0 outstanding
	4,762,952
Convertible redeemable Series B shares held in escrow	(3,163,636)
Common stock ; $0.01 par value, 35,667,840 authorized, 1,739,900 and 0 issued and outstanding	17,399	-
Common stock; £0.25 par value; 20,527,360 shares authorized;
0 and 37,759 issued and outstanding	-	1,121,208
Deferred stock; £0.45 par value; 0 and 13,184,000 shares authorized;
0 and 13,184,000 shares issued and outstanding	-	11,636,594
Deferred stock; £1.00 par value; 0 and 2,268,120
shares issued and outstanding	-	3,876,745
Additional paid in capital	18,866,060	11,118,198
Convertible debentures	-	3,432,450
Receivable from EBT	-	(1,237,417)
Retained earnings (accumulated deficit)	(8,271,186)	(2,037,337)
Comprehensive Income	(13,555)	1,461,554
Shareholders' equity	13,449,284	7,958,253
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$32,923,464	$30,140,257

The accompanying notes are an integral part of these consolidated financial statements.

Seven Arts Entertainment, Inc.
(Formerly Seven Arts Pictures, Plc.)
Consolidated Statements of Operations and Comprehensive Income
For the Years Ended June 30, 2012 and 2011

	Year Ended June 30,
	2012	2011
Revenue:
Film revenue	$823,006	$2,758,359
Fee related revenue - related party	9,447,544	570,029
Discount on fee income from related party	(1,906,646)	-
Total revenue	8,363,904	3,328,388
Cost of revenue
Amortization and impairment of film costs	3,996,576	2,843,734
Other cost of revenue	899,065	604,262
Cost of revenue	4,895,641	3,447,996
Gross profit	3,468,263	(119,608)
Operating expenses:
General and administrative expense	2,251,139	1,852,303
One time revaluation due to asset transfer	6,459,247	-
Bad debt expense	307,481	234,429
Total operating expenses	9,017,867	2,086,732
Income (loss) from operations	(5,549,604)	(2,206,340)
Non-operating income(expense)
Other income	31,100	4,458,621
Interest expense	(2,752,682)	(829,878)
Interest income	-	71,681
Total non-operating income (expense)	(2,721,582)	3,700,424
Income (loss) before taxes	(8,271,186)	1,494,084
Change in debt derivative	-	(32,530)
	(8,271,186)	1,461,554
Provision for income tax (benefit)	-	-
Net income (loss)	$(8,271,186)	$1,461,554

Comprehensive income (loss):
Net income (loss)	(8,271,186)	1,461,554
Foreign exchange translation gain (loss)	(13,555)	(249,926)
Comprehensive income (loss)	$(8,284,741)	$1,211,628
Earnings Per Share
Weighted average number of common shares used in the profit (loss) per share calculation:
Basic	453,057	26,982
Diluted	453,057	26,982

Basic profit/ (loss) per share	$(18.29)	54.17
Diluted profit/ (loss) per share	$(18.29)	54.17

The accompanying notes are an integral part of these consolidated financial statements.

Seven Arts Entertainment Inc.
(Formerly Seven Arts Pictures, Plc.)
Consolidated Statements of Cash Flows
For the Years Ended June 30, 2012 and 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Income) Loss	$(8,271,186)	$1,461,554
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities:
Depreciation	8,403	14,026
Amortization and Impairment of Film Costs	3,996,574	2,843,734
One Time Revaluation Due to Asset Transfer	6,459,248	-
Forgiveness of Debt and Interest	-	(4,458,624)
Common Stock Issued for Services	640,527	-
Stock Option Expense	173,797	-
Decrease in Trade Receivables	239,856	1,046,509
Decrease in Due from Related Parties	609,436	969,570
Increase in Fee Income Receivable from Related Party	(7,540,898)	-
(Increase) Decrease in Other Receivables and Prepayments	771,050	(1,429,711)
Increase (Decrease) in Bank Overdrafts	(987)	987
Increase (Decrease) in Accounts Payable	(1,416,298)	233,219
Increase in Accrued Liabilities	186,957	36,922
Increase in Due to Related Parties	1,060,905	-
Increase (Decrease) in Deferred Income	441,317	(1,052,464)
(Decrease) in VAT Payable	(1,477,584)	-
Increase in Provision for Earn Out	50,000	-
Net Cash Used in Operating Activities	(4,068,883)	(334,278)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalization of Film Costs	(1,934,871)	(2,168,426)
Acquisition of Music Assets	(2,923,474)	-
Acquisition of Leasehold Improvements	(4,551,270)	-
Purchase of Property and Equipment	-	(12,177)
Net Cash Used in Investing Activities	(9,409,615)	(2,180,603)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Borrowings	8,116,830	-
Assumption of Debt	3,001,270	-
Cash Payments on Debt	(1,313,337)	-
Conversion of Debt to Common Stock	(9,162,285)	-
Proceeds form / (Repayment of) /participation equity / Investment
and notes payable		(230,434)
Issuance of Preferred Stock for Cash	1,251,250	-
Issuance of Preferred Stock for Acquisition of Music Assets	1,599,316	-
Issuance of Common Stock for Cash	500,000	-
Issuance of Common Stock for Debt Conversion	9,162,285	2,977,208
Net Increase in Equity From Asset Transfer	448,597	-
Net Cash Provided By Financing Activities	13,603,926	2,746,774

Effect of exchange rate changes on cash	(13,555)	(249,926)

NET INCREASE (DECREASE) IN CASH	111,873	(18,033)
CASH AT BEGINNING OF PERIOD	8,785	26,818
CASH AT END OF PERIOD	$120,658	$8,785

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for interest	$-	$149,326
Cash paid during the year for income taxes	$-	$-
Related party advances settled by shares owned by EBT	$-	$164,500
Interest of loan payable capitalized on film assets	$-	$50,262
Accrued interest included in loan payable amount	$2,939,546	$2,244,903
Share based compensation expense	$-	$87,206
Shares issued for services	$640,527	$-
Shares issued in payment of debt and interest	$9,162,285	$-

The accompanying notes are an integral part of these consolidated financial statements.

Seven Arts Entertainment, Inc.
(Formerly Seven Arts Pictures, Plc.)
Consolidated Statement of Stockholders' Equity
For the Years Ended June 30, 2012 and 2011

	Convertible Preferred Stock Series A		Convertible Preferred Stock Series B		Common Stock		Deferred Stock 2		Deferred Stock 1		Additional Paid-In	Non Redeemable Convertible Loans		Shares held in escrow		Accumulated	Current	Comprehensive income-Translation
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Shares	Amount	profit/deficit	Earnings	adjustment	Total
Balance at July 1, 2010					1,495,460	$641,126	1,495,460	$2,564,504	13,184,000	$11,636,594	$7,126,958	1,750,000	$3,432,450			$(21,413,746)		$(1,787,412)	$2,200,474

Asher & Trafalgar shares issued December 2010					267,522	$126,850	267,522	$507,400			$716,619								$1,350,869
EBT shares sold											$579,843								$579,843
Trafalgar, Isaac & New Moon shares issued February 2011					355,138	$142,497	355,138	$569,988			$608,013								$1,320,498
Correction to Asher/Trafalgar 2010								$(5,987)			$3,423								$(2,564)
Palm Finance shares issued March 2011					150,000	$60,210	150,000	$240,840			$82,950								$384,000
TCA & Eden shares issued May 2011					275,011	$110,385					$554,115								$664,500
J Shapiro shares issued June 2011					100,000	$40,140					$208,860								$249,000
Translation adjustment																		$(249,925)	$(249,925)
Net income																$1,461,558			$1,461,558

Balance at June 30, 2011	0	$0	0	$0	2,643,131	$1,121,208	2,268,120	$3,876,745	13,184,000	$11,636,594	$9,880,781	1,750,000	$3,432,450	0	$0	$(19,952,188)	$0	$(2,037,337)	$7,958,253

Impact of Asset Transfer Agreement					(2,643,131)	$(1,121,208)	(2,268,120)	$(3,876,745)	(13,184,000)	$(11,636,594)	$(9,880,781)	(1,750,000)	$(3,432,450)			$(19,952,188)		$2,037,337	$(7,958,253)

One for one share issue on transfer of assets from Seven Arts Pictures Plc					92,519	$925					$(925)								$0
Transfer of Seven Arts Pictures Plc (PLC) assets and liabilities to Seven Arts Entertainment Inc.											$8,406,849								$8,406,849
Shares issued to Seven Arts Pictures Plc to cover remaining liabilities					28,571	$286					$(286)								$0
Common stock issued for cash					21,785	$218					$499,782								$500,000
Common stock issued for consultancy fees					75,125	$751					$639,776								$640,527
Common stock issued in exchange for debt					1,268,581	$12,686					$6,561,179								$6,573,865
Common stock issued on convertible notes					253,319	$2,533					$2,585,887								$2,588,420
Issued Series A preference stock at $10 par value	125,125	$1,251,250																	$1,251,250
Issued Series B preference stock at $100 par value			180,000	$4,762,952															$4,762,952
Series B preference shares held in escrow														120,000	$(3,163,636)				$(3,163,636)
Stock based compensation:
Options issued for wages and benefits											$173,797								$173,797
Foreign currency translation adjustments
Net income																	$(8,271,186)	$(13,555)	$(8,284,741)

Balance at June 30, 2012	125,125	$1,251,250	180,000	$4,762,952	1,739,900	$17,399	-	$-	-	$-	$18,866,060	-	$-	120,000	$(3,163,636)	$0	$(8,271,186)	$(13,555)	$13,449,284

The accompanying notes are an integral part of these consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

Seven Arts Entertainment, Inc.
(Formerly Seven Arts Pictures, Plc.)
Notes to Consolidated Financial Statements
June 30, 2012 and 2011

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Seven Arts Entertainment, Inc. (herein referred to as “the Company”, “Seven Arts” or “SAE,”), a Nevada Corporation, is the continuation of the business of Seven Arts Pictures Plc. (“PLC”), which was founded in 2002 as an independent motion picture production and distribution company engaged in the development, acquisition, financing, production, and licensing of theatrical motion pictures for exhibition in domestic (i.e., the United States and Canada) and foreign theatrical markets, and for subsequent worldwide release in other forms of media, including home video and pay and free television. The Company currently owns interests in 33 completed motion pictures, subject in certain instances to the prior financial interests of other parties.  As discussed herein, in late February 2012, the Company formed Seven Arts Music, Inc. (“SAM”) and acquired 52 completed sound recordings of the recording artist DMX from David Michery (“Michery”) with the rights to additional albums and acquired 100% of the stock of Big Jake Music (“BJM”).  As a result, the Company is also in the business of producing and distributing recorded music.  On June 30, 2012 Seven Arts Filmed Entertainment LLC (“SAFELA”) was transferred to the Company.  SAFELA, which is now 60% owned by the Company, has a 30 year lease to operate a film production and post-production facility at 807 Esplanade in New Orleans, Louisiana.  The post production facility commenced operations on  August 12, 2012.

On June 11, 2010, SAE, was formed and became a wholly owned subsidiary of PLC.    As of June 11, 2010, the Company entered into an Asset Transfer Agreement, as amended on January 27, 2011 and again on August 31, 2011, to transfer certain assets with a cost basis from PLC to SAE, in exchange for assumption by SAE of certain indebtedness and for one share of common stock of SAE for each ordinary share of PLC which have been distributed to shareholders. Additionally, 28,571 shares (adjusted for the 1:70 reverse stock split discussed herein) of SAE were issued to PLC in order to satisfy any remaining obligations. This transfer was approved by the PLC shareholders at an Extraordinary General Meeting on June 11, 2010. The purpose of this transfer was to eliminate our status as a foreign private issuer and to assume compliance with all obligations of a domestic issuer under all applicable state and Federal securities laws. Our intention in executing this transaction was to redomicile our business with no change in the economic interests of our shareholders.

On August 31, 2011, NASDAQ approved the substitution of one share of SAE, Inc. stock for the Company's NASDAQ listing, effective at the opening of trading on September 1, 2011. On that date, each of the Company's ordinary shares were exchanged for one share of common stock of SAE, and commenced trading on NASDAQ as the successor to the Company's NASDAQ listing. This transaction was approved by the Company’s shareholders at the Company’s Extraordinary General Meeting on June 11, 2010.     On August 31, 2012, the Company announced a 1:70 reverse stock split, which was effective immediately.   All share references herein have been adjusted to reflect this split.

On November 8, 2011, the Company's listing predecessor, PLC, was placed into involuntary creditors liquidation under English law (See Note 12 – Commitments and Contingencies). Certain indebtedness of PLC remained with PLC and will be subject to administration or payment in those administration proceedings.   In accordance with the asset transfer agreement, PLC has been issued 28,571 shares of common stock of SAE in order to satisfy these obligations.

In connection with the acquisition of the music assets of Michery, the Company issued 50,000 shares of our Series B convertible preferred stock, par value $100 convertible at approximately $1.10 per share) to Michery and his assigns and agreed to issue an additional 50,000 shares of the Company’s Series B convertible preferred stock to Michery and his assigns if two DMX albums and two Bone Thugs-N-Harmony albums generate an aggregate of net earnings before interest and taxes of $5,000,000 during the next five fiscal years. The second 50,000 shares are currently held in escrow.  Michery is the Chief Executive Officer of SAM.

In connection with the acquisition of the stock of BJM, the Company issued 10,000 shares of the Company’s Series B convertible preferred stock, par value $100 convertible at approximately $1.10 per share) to Jake Shapiro and his assigns and agreed to issue an additional 70,000 shares of our Series B convertible preferred stock to Shapiro and his assigns if certain specific terms are met 40,000 shares are subject to proving valuation and usage of  certain advertising credits and 30,000 shares are subject to an earnout over a two year period.  The 70,000 shares are currently held in escrow.

Seven Arts Pictures Louisiana LLC, (“SAPLA”), a related party of the Company, entered into a Credit Agreement with Advantage Capital Community Development Fund LLC dated October 11, 2007, for the acquisition and improvement of the production and post-production facility located at 807 Esplanade Avenue in New Orleans, Louisiana (“807 Esplanade”) for aggregate principal advances of up to $3,700,000.   This agreement was guaranteed by the Company’s predecessor.   Approximately $3,700,000 plus interest has been drawn under the terms of this Credit Agreement, as of June 30, 2012. The Company has now assumed the liability for $1,000,000 of this amount plus a contingent sum of $750,000 (contingent on receipt of the tax credit revenues) due to an agreement with the now mortgagor Palm Finance. A construction loan of $1,850,000 previously guaranteed by the Company has now also been assumed by the Company, through SAFELA, for the grant of a 30 year lease on the property 807 Esplanade to operate a film  production and post-production facility

On August 31, 2012, the Company announced a 1-for-70 reverse split of its common stock effective as of 4:01p.m. EDT. The new CUSIP number is 81783N 201.  By virtue of the reverse split, every 70 shares of the  outstanding common stock were combined and converted into one share of new common stock with resulting fractional shares rounded up to the next whole share.  The Company also announced that it will proportionately reduce the number of its authorized shares of common stock.

Seven Arts also announced that, subject to appropriate and required regulatory filings and approvals, it has declared a warrant dividend to those persons beneficially owning its common stock as of the close of the markets on August 31, 2012. For every ten pre-reverse split shares of common stock held as of such date and time, the holders thereof will be entitled to receive one warrant as a dividend. Until its expiration date, each warrant, once distributed following such approvals, will be exercisable for the purchase of one share of the Company's post-reverse split common stock at a price equivalent to today's post-reverse split closing bid price. The warrants will expire on the earlier of (i) the date that the holder disposes of the common stock in respect of which the warrant dividend was declared, if such disposition occurs on or before the close of the markets on October 31, 2012, or (ii) 5:00 p.m., PST, on January 31, 2013. Seven Arts does not expect that a secondary market will develop for such warrants.

On September 14, 2012 the Company’s  common stock began trading on the OTC Market’s OTCQB marketplace.  The Company’s common shares  trade under the Company’s  symbol “SAPX.”  The Company is applying to trade on the highest OTC marketplace, OTCQX, but is trading on the OTCQB tier until the Company is eligible to trade on the OTCQX.

Trading of the Company’s common stock on The NASDAQ Capital Market was suspended at the opening of business on September 14, 2012, due to the fact that the Company did not meet the $1 minimum bid price stock listing requirement of NASDAQ for ten trading days prior to September 20, 2012, the expiration date on the Company’s six-month extension  to meet this listing requirement.

Capital Structure:

SAE’s authorized capital is 250,000,000 shares of capital stock.  SAE has authorized the following classes of stock:

●
35,667,840  shares of common stock authorized, $.01 par value per share.   As of June 30, 2012, there were 1,739,900 shares of common stock outstanding, all of which are fully paid and non-assessable  (including the 28,571 shares issued to SAP Plc. as part of the asset transfer agreement approved by the SEC in January 2011). Each outstanding share of common stock entitles the holder thereof to one vote per share on matters submitted to a vote of stockholders.

●	125,125 shares of Series A Preferred Stock with a $10.00 par value per share, issued to one shareholder in November 2011. These shares have a conversion price to common stock of $10.50 per share.

●
200,000 shares Series B Preferred Stock with a $100.00 par value per share, issued in February, 2012, 120,000 of such shares are held in escrow subject to earn out provisions. The per share conversion price for the Series B Preferred Stock is $1.10 per share.

●	214,007,035 shares of unallocated capital stock

SAE is now a United States issuer and commenced regular quarterly reporting from the first quarter ended September 30, 2011.

Audited Financial Statements:

The accompanying audited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. These financial statements are audited and, in the opinion of management, include all adjustments necessary to present fairly the balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows for the periods presented in accordance with accounting principles generally accepted in the United States. The Company’s predecessor, PLC, was considered a foreign filer as of its June 30, 2011 year-end, and therefore filed a Form 20-F in December 2011.   The 2011 comparative information for the year ended June 30, 2011 have been derived from the June 30, 2011 20-F filing.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. It is also necessary for management to determine, measure and allocate resources and obligations within the financial process according to those principles. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Basis of Presentation:

The accompanying consolidated financial statements include the accounts of Seven Arts Entertainment, Inc. (“SAE”), and its subsidiaries:

●	Seven Arts Filmed Entertainment, Limited (“SAFE, Ltd.”) (100% owned)
●	Seven Arts Music, Inc. (“SAM”) (100% owned) and
●	Big Jake Music, Inc. (“BJM”) (100% owned)
●	Seven Arts Filmed Entertainment Louisiana LLC (“SAFELA”) (As of June 30, 2012) (60% owned by SAE, 40% owned by Palm Finance)

The Company consolidates its subsidiaries in accordance with Accounting Standards Codification (“ASC”) 810, “Business Combinations”, and specifically ASC 810-10-15-8 which states, "The usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule,  ownership by one reporting entity, directly or indirectly, or over 50% of the outstanding voting shares of another entity is a condition pointing toward consolidation." The Company does not have any variable interest or special purpose entities.    Going forward, the Company will present Palm Finance’s 40% share of SAFELA’s profit or loss as a noncontrolling interest.

The Company prepares its financial statements on the accrual basis of accounting and in accordance with Generally Accepted Accounting Principles of the United States of America (“US GAAP”). All material intercompany balances and transactions are eliminated.  Management believes that all adjustments necessary for a fair presentation of the results of the year ended June 30, 2012 and 2011 have been made.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs of its films which are used in the amortization and impairment of film costs, estimates for allowances and income taxes. Accordingly, actual results could differ from those estimates.

Recently Issued Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Revenue Recognition:

FILMS

The Company recognizes revenue from the sale (minimum guarantee or non-refundable advances) or licensing arrangement (royalty agreements) of a film in accordance with ASC 605-15 “Revenue Recognition”. Revenue will be recognized only when all of the following criteria have been met:

a)	Persuasive evidence of a sale or licensing arrangement with a customer exists.
b)
The film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery. (i.e. the “notice of delivery” (“NOD”) has been sent and there is a master negative available for the customer).

c)	The license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale.
d)	The arrangement fee is fixed or determinable.
e)	Collection of the arrangement fee is reasonably assured.

A written agreement with clients (purchase order, letter, contract, etc.), indicating the film name, territory and period is required for the recognition of revenue. Revenue is recognized when the performance criteria in the contracts have been met. The customer generally confirms agreement by their signature on the contract.

Minimum guarantee revenue (i.e., non-refundable advances) is recognized as and when the film is available for delivery to the respective territories. Cash deposits received on the signing of the contracts are recorded as deferred revenue until the film is available for delivery (as described above) at which point the deferred revenue is recognized as revenue. The Company does not recognize any revenues relating to minimum guarantee on any motion picture or related amortization expense on that picture until United States theatrical release if it has agreed with the licensees that delivery or payment of minimum guarantee will be delayed for any material period of time to permit such a theatrical release.

Royalty revenue, which equates to an agreed share of gross receipts of films, is recognized as income as and when the Company is notified of the amounts by the customers through their royalty reports. Revenue is recorded net of any sales or value added taxes charged to customers.

MUSIC

Revenue, which equates to an agreed share of gross receipts, is recognized as income when the Company is notified of the amounts by the distribution agent through their distribution reports.

Revenue is recorded:

a)	net of any sales or value added taxes charged to customers
b)	net of discounts agreed with customers
c)	net of returns provision agreed with the distributor and
d)	grossed up for the distribution fee charged by the distribution agent.

Revenue from digital distribution will be reported by the various digital platforms such as  iTunes in their periodic reports and posted as received.

FEE RELATED REVENUES

Many countries make tax credits available to encourage film production in the territory. Seven Arts benefits from tax credits in:

a)	The UK and several other European territories for their European productions
b)	Canada for their Canadian productions
c)	Louisiana for their US productions
d)	Tax preferred financing deals

These tax credits may be treated as a reduction in the capitalized costs of the film assets they are financing or as producer fees to us if the tax credits are earned and owned by a company in the Group and paid to us as overhead or producer fees.

SAPLA REVENUE SHARING FEES

Revenue in the form of fee income is due to the Company from related party, SAPLA (owned by the wife of Peter Hoffman, the Company’s CEO) in the amount of the net proceeds from the disposition of the tax credits by SAPLA. In accordance with an intercompany agreement between SAE and SAPLA,  all revenues earned by SAPLA are due to SAE.

Foreign Currency Transactions and Comprehensive Income:

The Company’s functional currency, as well as that of all the Company’s subsidiaries, is the US Dollar. The functional currency of the Company’s predecessor, was the Pound Sterling (“GPB”), and some transactions which are generated in the United Kingdom are denominated in GBP.

Assets and liabilities generated in a currency other than the functional currency are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates in effect for the periods presented. The cumulative translation adjustment is included in the accumulated other comprehensive gain (loss) within shareholders’ equity.    Foreign currency transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the consolidated results of operations.

Where possible, the Company seeks to match GBP income with GBP expenditures. To date, the Company has not hedged any transactional currency exposure but will keep such exposures under review and where appropriate may enter into such transactions in future.

Income Taxes:

The Company has adopted ASC 740-10 “Income Taxes”, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable.

Cash and Cash Equivalents:

Cash and cash equivalents includes cash in banks with original maturities of three months or less and are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value. The cash and cash equivalents of the Company consisted of cash balances held on deposit with banks, including various accounts denominated in US Dollars, Pounds Sterling and Euros.

Accounts Receivable:

Accounts Receivable are carried at their face amount, less an allowance for doubtful accounts. On a periodic basis, the Company evaluates accounts receivable and establishes an allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, and on a history of write offs and collections. The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due. A receivable is considered past due if payments have not been received within agreed upon invoice terms. Write offs are recorded at a time when a customer receivable is deemed uncollectible. The Company’s allowance for doubtful accounts was $171,062  and $195,623 at June 30, 2012 and June 30, 2011, respectively. Substantially all of the trade receivables in the consolidated financial statements are pledged as security for borrowings by the Company.

Due To/Due From Related Parties

In September 2004, the Company’s predecessor entered into an agreement with SAP under which SAP provided the services of Mr. Peter Hoffman for the amount of his contracted salary and the Los Angeles office and staff of SAP Inc. to the Company’s predecessor at cost.   Pursuant to two inter Company agreements, SAP also from time-to-time owned limited liability companies in the United States which distributed the Company’s motion pictures for a fee, with all profits ensuing to the benefit of the Company. These companies also provided other services to the Company at no fee other than Mr. Hoffman’s salary and the direct third-party costs of SAP’s Los Angeles office, all of which were reflected in the Company’s financial statements.    Portions of Mr. Hoffman’s salary have not been paid to him and have been reflected as  Due To Related Party.    As of June 30, 2012, $1,028,388 was owed to Mr. Hoffman for unpaid salary and unreimbursed expenses, as well as repayment of cash he advanced the Company or its predecessors.

These other services may include accounting services, audits of distribution statements, collection of accounts receivable, supervision of production of motion pictures and similar day-to-day aspects of the Company’s business.    SAP assigned to the Company any proceeds arising from services performed by SAP on its behalf. SAP was granted the power and authority to enter into agreements on the Company’s behalf. These agreements have terminated as of December 31, 2011.

SAP directly or through related various Louisiana limited liability companies have,  from time-to-time,  made non-interest bearing advances to the Company or its subsidiaries or have received advances back from the Company,  and have paid expenses on each other’s behalf.

Fee Income Receivable from Related Party -- Current and Long Term Receivable

Income due from SAPLA under the terms of an intercompany agreement with SAE whereby any revenue earned by SAPLA is due to SAE Inc.    Any fees due later than twelve months are classified as Long Term Receivable.

Other Receivables and Prepayments:

The Company has entered into contracts for investor relations and consulting services to assist in future fundraising activities. A portion of these services were prepaid with shares of common stock that vested immediately and will be amortized over the period the services are to be provided.     Additionally, the Company has approximately $200,000 in revenue to be received from digital platforms on the film, The Pool Boys, which has been earned but not received as of June 30, 2012.

Film Costs:

Film costs include the unamortized costs of completed films which have been produced by the Company or for which the Company has acquired distribution rights, libraries acquired as part of acquisitions of companies and films in progress and in development. For films produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead.

Costs of acquiring and producing films are amortized using the individual-film-forecast method, whereby these costs are amortized and participations and residuals costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films. The majority of a film's costs (approximately 80% or more) are generally amortized within three years of the picture's initial release.

Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release. Film costs are stated at the lower of amortized cost or estimated fair value. Individual film costs are reviewed on a title-by-title basis, when an event or change in circumstances indicates that the fair value of a film is less than its unamortized cost. The fair value of the film is determined using management’s future revenue and cost estimates and a discounted cash flow approach. Impairment is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film. Estimates of future revenue involve measurement uncertainty, and therefore it is possible that reductions in the carrying value of investment in films may be required as a consequence of changes in management’s future revenue estimates.

Films are included in the general “library” category when initial release dates are at least three years prior to the acquisition date.

Films in progress include the accumulated costs of productions which have not yet been completed. Films in development include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects. Such costs are capitalized and, upon commencement of production, are transferred to production costs. Projects in development are written off at the earlier of the date they are determined not to be recoverable or when abandoned.

Music Assets:

The initial material assets that were acquired comprise 52 completed sound recordings including two completed albums with “DMX”, up to two additional albums from “DMX” and up to five albums from “Bone Thugs-N-Harmony”.

Music assets  include the unamortized costs of completed albums, singles and videos which have been produced by the Company or for which the Company has acquired distribution rights, libraries acquired as part of acquisitions and albums  in progress and in development.   For albums  produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead.

Costs of acquiring and producing music assets will be  amortized using the individual-album-forecast method, whereby these costs are amortized  in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation or sale of the music.

Leasehold Improvements:

On June 30, 2012, the Company acquired SAFELA, which was previously a related party company.  SAFELA owns, in its capacity, a 30 year lease on 807 Esplanade, New Orleans, Louisiana, which was constructed as a production and post-production facility for the Company’s use.  Additionally, SAFELA owns the capitalized leasehold improvements in 807 Esplanade and the related debt which financed the construction.  Through this acquisition, the Company has capitalized the leasehold improvements and assumed the debt related.  As the leasehold improvements and the debt are booked at the same amounts, no net assets were transferred into the Company and no additional consideration has been paid.

The post production facility commenced operations on July 1, 2012.   The leasehold improvements will be amortized over the useful life of the lease.

Property & Equipment:

Equipment is carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which are 3 to 5 years.

Impairment of Long Lived Assets:

The Company evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the discounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

Deferred Income:

Any income received from customers before a film is delivered for release, (such as deposits on distribution contracts)  is recorded as a liability called deferred income in case the film does not reach completion and the income has to be returned to customers.

Provision for earn-out for David Michery/Big Jake Music:

The Company’s Asset Purchase Agreement with David Michery provided for 50,000 of the Company’s $100 par, Convertible Redeemable Series B Preferred Shares, be held in Escrow until the Net EBIT (as defined in the agreement) from distribution of the DMX Albums and two albums embodying the performance of Bone Thugs-n-Harmony exceeds $5,000,000, as confirmed by the Company’s independent auditor.     At the end of five years, should the Net EBIT be less than $5,000,000, the shares will be released on a fractional basis, as defined in the agreement.    The Company has determined the current estimate of fair value of the earnout to be $0 .

In connection with the acquisition of the stock of BJM, the Company issued 10,000 shares of the Company’s Series B convertible preferred stock, par value $100 convertible at approximately $1.10 per share) to Jake Shapiro and his assigns and agreed to issue an additional 70,000 shares of our Series B convertible preferred stock to Shapiro and his assigns if certain specific terms are met 40,000 shares are subject to proving valuation and usage of  certain advertising credits and 30,000 shares are subject to an earnout over a two year period.  The 70,000 shares are currently held in escrow.

The Company has determined the fair value of the earnout with regard until the proving of the media credits is $50,000, which the Board believes is the value of an equivalent public relations campaign for the two projects for which the credits have been used.  Mr. Sharpiro does have the right to seek an independent valuation.

Asset Transfer Agreement:

On June 11, 2010, Seven Arts Entertainment, Inc. (“SAE”), a Nevada Corporation, was formed and became a wholly owned subsidiary of Seven Arts Pictures Plc. As of June 11, 2010, the Company entered into an Asset Transfer Agreement, as amended on January 27, 2011 and again on August 31, 2011, to transfer all of the assets with a cost basis from PLC to SAE, in exchange for assumption by SAE of certain indebtedness and for one share of common stock of SAE for each ordinary share of PLC which have been distributed to shareholders. Additionally, 28,571 shares of SAE were issued to PLC in order to satisfy any remaining obligations. This transfer was approved by the PLC shareholders at an Extraordinary General Meeting on June 11, 2010. The purpose of this transfer was to eliminate our status as a foreign private issuer and to assume compliance with all obligations of a domestic issuer under all applicable state and Federal securities laws. Our intention in executing this transaction was to redomicile our business with no change in the economic interests of our shareholders.

The assets and certain of the liabilities of SAP Plc. were brought across at net book value.  All related party balances of PLC were left in the original company as were the shares in SAFE(UK) Ltd and Cinematic Finance Ltd.  All disputed debts were left with the PLC. The “price” paid for the asset transfer was a one for one share issue in SAE Inc. and an issuance of a further 2,000,000 (pre-split) (28,571 post-split ) shares in SAE Inc.   The issuance of the 2,000,000 shares was booked at the closing market price on August 31 2011, which was $0.66/share.

Earnings Per Share:

Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share include the effects of any outstanding options, warrants and other potentially dilutive securities. For the periods presented, there were no potentially dilutive securities outstanding, therefore basic earnings per share equals diluted earnings per share. Basic and diluted earnings per share (“EPS”) are based on weighted-average common shares and exclude shares that would have an anti-dilutive effect. In accordance with ASC 260-10-45-19, the Company did not consider any potential common shares in the computation of diluted EPS as of June 30, 2012 and 2011, due to the loss from continuing operations, as they would have an anti-dilutive effect on EPS.

Share Based Payments:

The Company accounts for share based payments using a fair value based method whereby compensation cost is measured at the grant date based on the value of the services received and is recognized over the service period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued. In calculating this fair value, there are certain assumptions used such as the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

Segment Reporting:

The Company now  operates in two business segments as a motion picture  producer and distributor and as a music label managing the assets of David Michery and Big Jake Music. The Company believes that  its businesses should be reported as two business segments. (See Note 2 - Segment Information).  From July 1, 2012 a third segment will be reported; that of post-production income generated by SAFELA at the new facility at 807 Esplanade, New Orleans.

Fair Value Measurements:

ASC Topic 820, “Fair Value Measurements and Disclosures”, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair value of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Corporation’s credit worthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Derivative Instruments:

The Company’s policy is to not use derivative or hedging financial instruments for trading or speculative purposes, except certain embedded derivatives derived from certain conversion features or reset provisions attached to the convertible debentures, as described in Note 9.

Reclassification:

Certain prior year balances were reclassified to conform with current year presentation.

NOTE 2 - SEGMENT INFORMATION

In accordance with ASC 280 “Segment Reporting”, operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance.   Our chief decision maker, as defined under the FASB’s guidance, is a combination of the Chief Executive Officer and the Chief Financial Officer.

In the quarter ended March 31, 2012,  the Company formed a new subsidiary, Seven Arts Music, and acquired music assets from David Michery and purchased the stock of Big Jake Music.   This is a new line of business for the Company, and therefore, now has two reportable operating segments.

The table below presents the financial information for the two reportable segments for the year ended June 30, 2012.    Comparable financial information for 2011 is not presented as the Company only had one segment during that time.

	Year ended
	June 30, 2012
	Film	Music	Total
Revenue	$8,357,927	$5,977	$8,363,904
Cost of revenue	(4,856,610)	(39,031)	(4,895,641)
Gross profit/(loss)	$3,501,317	$(33,054)	$3,468,263
Operating expenses	(8,926,363)	(91,505)	(9,017,867)
Income from operations	$(5,425,046)	$(124,559)	$(5,549,604)

As of June 30, 2012, the Company had film assets of $14,612,609 and music assets of $2,923,474.    As of June 30, 2011, all of the Company’s assets were related to film.

From July 1, 2012 there will be three segments reported with the commencement of the post production facility operations at 807 Esplanade.

NOTE 3 – RELATED PARTY DUE TO/DUE FROM

SAP, Inc. directly or through related various Louisiana limited liability companies have from time-to-time made non-interest bearing advances to the Company or its subsidiaries or have received advances back from the Company.   The balances of these combined accounts due to the Company as of June 30, 2012 and June 30, 2011 were $1,055,632 and $2,725,974, respectively.

			CONSOLIDATED
As at June 30, 2012	SAE INC	SAFE	BALANCE

SAP Inc	$1,801,098	$(20,850)	$1,780,248

SAP LOU	336,290	-	336,290

Peter Hoffman	(1,028,389)	(18,961)	(1,047,350)

SAFE (UK)	-	(13,556)	(13,556)

	$1,108,999	$(53,367)	$1,055,632

SAP, Inc. has pledged an interest in its shares of the Company’s stock to secure certain indebtedness for which SAP, Inc. and the Company are jointly liable such as the Apollo and Armadillo debts. The stock of SAP, Inc. (previously owned by Peter Hoffman) was transferred to the listing predecessor of SAE on September 1, 2011.

SAP Inc. and Louisiana Companies:

The Company’s Chief Executive Officer, Peter Hoffman, controls several companies, including (prior to September 10, 2011) Seven Arts Pictures, Inc. (“SAP, Inc.”) that are not part of the Company but from which it obtains or transfers distribution rights or other assets related to the business and which control production of the motion pictures. The agreements with Mr. Hoffman, and the companies controlled by him, provide that all revenues related to the Company’s business payable to Mr. Hoffman or any of these related party companies is due to the Company, except Mr. Hoffman’s salary, bonus and stock ownership. None of these affiliates are variable interest or special purpose entities.

Pursuant to a related party agreement, SAP, Inc. holds ownership of limited liability corporations in the United States, with all distribution rights and profits thereof being due to SAFE, Ltd. In addition, they have also provided other services for Seven Arts Pictures Plc. and SAFE, Ltd. and SAE, Inc. at no fee other than Mr. Hoffman’s salary and the direct third party costs of the Los Angeles office, all of which are reflected in the financial statements of SAFE, Ltd. These other services include any reasonable requests of the management of the Company including accounting services, audits of distribution statements, collection of accounts receivable, supervision of production of motion pictures and similar day-to-day aspects of the Company’s business. Effective January 1, 2012 no further such transactions are intended.

The Company has made and received advances, and paid expenses on each other’s behalf,  from and to SAP Inc. and various Louisiana limited liability companies referred to above, where the advances from and to these related parties do not bear interest. The balances of these combined accounts were $1,055,633 and $2,725,974 as of June 30, 2012 and  2011, respectively.

807 Esplanade Guarantee:

Seven Arts Pictures Louisiana LLC, (“SAPLA”) a related party of the Company, entered into a Credit Agreement with Advantage Capital Community Development Fund LLC dated October 11, 2007, for the acquisition and improvement of the production and post-production facility located at 807 Esplanade Avenue in New Orleans, Louisiana for aggregate principal advances of up to $3,700,000.   This agreement was guaranteed by the Company’s predecessor.   Approximately $3,700,000 plus interest has been drawn under the terms of this Credit Agreement, as of  June 30, 2012. The Company has now assumed the liability for $1,000,000 of this amount plus a contingent sum of $750,000 due to Advantage Capital (contingent on receipt of tax credit revenues) due to an agreement with the now mortgagor Palm Finance.

A construction loan of $1,850,000 previously guaranteed by the Company has now been assumed by the Company for 807 Esplanade.

807 Esplanade Advances:

On February 28, 2012,  the Company took out a convertible loan of $200,000 from Rowett Capital Ltd. These have been loaned  to 807 Esplanade to cover outstanding interest payments due on the construction loan  on 807 Esplanade  previously guaranteed by the Company (see below).  Three additional convertible loans were taken out totalling $600,000 and then loaned onto SAPLA to pay down the construction loan on the property 807 Esplanade, as to not further delay the construction and opening of the facility, for which the Company will have a 30 year lease.

Loan Arrangements:

In connection with the loan of $500,000 with JMJ Financial entered into on June 27, 2012, and a new loan entered into subsequent to year-end with Tonaquint Inc. of $435,000, the Company sold to Mr. Hoffman, at market price,  who in turn will pledge 8,000,000 shares to JMJ and have pledged 7,000,000 shares to Tonaquint of our common stock, respectively, in exchange for a portion of the Company’s existing indebtedness to Mr. Hoffman.  Mr. Hoffman has agreed to return these shares to the Company if not utilized by the pledges.

NOTE 4 – FEE INCOME RECEIVABLE FROM RELATED PARTY

Under the terms of the related party agreement between SAPLA and SAE Inc. all income generated by SAPLA is due to SAE Inc. as fee income.    SAPLA is due to receive approximately $9,447,544 from disposition of Louisiana and Federal historic rehabilitation and film infrastructure tax credits for the restoration and the establishment of a post-production facility at 807 Esplanade.

SAPLA will pay the proceeds from disposition of such tax credits to SAE Inc. as fee income.   The Company has  provided a reserve of $1,906,646 against this receipt to allow for cost of disposing the credits and a further reserve against potential disallowance of any expenditures by Louisiana or Federal taxing authorities, which is not anticipated by Management.

SAPLA has filed for historical rehabilitation tax credits available from the United States (26%) and Louisiana (25%) on approximately $9,500,000 of historical rehabilitation expenses paid in connection with the renovation of  the building and property at 807 Esplanade Avenue in New Orleans, Louisiana (the “Property”) and reflected in a compilation of expenses by an independent accounting firm. SAPLA has filed the Part I application for historic rehabilitation credits and has received the Part II and Part III approvals from the United States Department of Parks with respect to the Property.  SAPLA will allocate the Federal historic rehabilitation credits to investors in its lessee, 807 Esplanade Ave. MT LLC (“MT”), and receive cash or reduction in indebtedness as a result of such allocation. SAPLA will assign the Louisiana historic rehabilitation for cash.

SAPLA has also filed for Louisiana film infrastructure tax credits (40%) on all of its investment of approximately $11,500,000 in connection with the Property to date, as reflected in an audit report of an independent accounting firm (which also includes audits of all rehabilitation expenses). SAPLA has approval from Louisiana that the Property is a certified state film infrastructure project and SAFELA, as lessee of MT, is now operating a production and post production facility at the Property.

Louisiana has certified approximately $6,500,000 of film infrastructure expenditure, the tax credits accruing on which SAPLA will assign for cash, with the remaining expenses remaining under consideration by the Louisiana Department of Economic Development (“LED”). SAPLA has received no objections to any of its film rehabilitation expenses from LED as reflected in the audit report submitted to LEDF on July 2, 2012. Under a published Opinion of the Attorney General of Louisiana, the Louisiana tax credits vest upon certification as a film infrastructure project which occurred in 2008.   Revenue is not recognized until the required audit or compilation is complete and available to be submitted to the appropriate agency.    The reserve established by the Company against the revenue to be received from SAPLA from disposition of the tax credits reflects potential discounts on the assignment of credits for cash and any potential reduction in the amount of expenses that may be subject to credits by objection of any Federal or Louisiana agency, even though the Company has at present no reason to believe there will be any such reductions.

NOTE 5 – FILM COSTS

Film costs as of June 30, 2012 and June 30, 2011 are as follows:

	June 30, 2012	June 30, 2011
Film Costs, beginning of period	$23,133,559	$23,808,869
Additions to film costs during the period	1,934,873	2,168,424
Total film costs	25,068,432	25,977,293
Less: Amortization and impairment for the period	(3,996,576)	(2,843,734)
Less: One time revaluation due to asset transfer	(6,459,247)	-
Total film costs, net of accumulated amortization	$14,612,609	$23,133,559

Amortization of film costs was $3,996,576 and $2,843,734 for the year ended June 30, 2012 and 2011.   The Company reviews capitalized film costs for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable or at least once per year. Determination of recoverability is based on an estimate of future cash flows resulting from the use of the asset, and its eventual disposition. Measurement of an impairment loss for the assets is based on the fair value of the asset as estimated using a discounted cash flow model.  The Company had a one time revaluation due to asset transfer of $6,459,247 related to the one time revaluation.

NOTE 6 – MUSIC ASSETS

Music assets as of June 30, 2012 and June 30, 2011 are as follows:

	June 30, 2012	June 30, 2011
Music assets, beginning of period	$-	$-
Additions to music assets during the period	2,923,474	-
Total music assets	2,923,474	-
Less: Accumulated amortization	-	-
Total music assets, net of accumulated amortization	$2,923,474	$-

The initial material assets that were acquired comprise 52 completed sound recordings including  two completed albums with “DMX”, up to two additional albums from “DMX” and up to five albums from “Bone Thugs-N-Harmony”.

The music assets were recorded at the value of the preferred stock issued, and capitalized costs incurred in the production of the current DMX album and related videos.

Due to the decline in the common stock price, the Company reviewed the redemption value of the Series B Preferred Stock to common and, as agreed by the Board of Directors, revalued the Series B Preferred Stock at the 10 day volume weighted closing bid price of the Company’s common stock on September 30, 2012 ($0.29/share), as if all shares of Series B Preferred Stock issued and not in escrow were converted in common stock at the conversion price of $1.10 per share.   No earnout provision has been made for any shares of Preferred Stock not now issued, as management does  not believe the conditions for release of such shares will be met.

The Company reviews capitalized music assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable or at least once per year.  Determination of recoverability is based on an estimate of future cash flows resulting from the use of the asset, and its eventual disposition. Measurement of an impairment loss for the assets is based on the fair value of the asset as estimated using a discounted cash flow model.    As of June 30, 2012, no impairment has been booked.

NOTE 7 – LEASEHOLD IMPROVEMENTS

On June 30, 2012, the Company acquired SAFELA, which was previously a related party company.  SAFELA owns, in its capacity, a 30 year lease on 807 Esplanade, New Orleans, Louisiana, which was constructed as a production and post-production facility for the Company’s use.  Additionally, SAFELA owns the capitalized leasehold improvements in 807 Esplanade and the related debt which financed the construction.  Through this acquisition, the Company has capitalized the leasehold improvements and assumed the debt related.  As the leasehold improvements and the debt are booked at the same amounts, no net assets were transferred into the Company and no additional consideration has been paid.

The post production facility commenced operations on July 1, 2012. The leasehold improvements will be amortized over the useful life of the lease.

NOTE 8 – INCOME TAXES

The Company has adopted ASC 740-10, “Income Taxes”, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset). Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

During the year ended June 30, 2012 the Company had a net loss of $8,271,186,  increasing the deferred tax asset approximately $2,812,203  at the statutory tax rate of 34%.  Deferred tax assets at June 30, 2012 consisted of the following:

Deferred tax asset related to:

June 30,
2012
Prior Year	$0
Tax Benefit (Expense) for Current Period	2,812,203
Deferred Tax Asset	$2,812,203
Less: Valuation Allowance	(2,812,203)
Net Deferred Tax Asset	$-

The net deferred tax asset generated by the loss carry forward has been fully reserved and will expire in 2019 through 2032.   The realization of deferred tax benefits is contingent upon future earnings and is fully reserved at June 30, 2012.

NOTE 9 – CONVERTIBLE NOTES PAYABLE

New Notes:

The following table presents convertible notes payable outstanding at June 30, 2012.    Each of these notes is convertible into shares of the company’s common stock at the indicated fixed conversion rate or various variable rates.

		Original agreed
		Conversion rate	Start	Finish	Variable Terms
Convertibles
Hanover Holding	$160,479	$0.10	19/10/2011	18/05/2012	Price will reset if not converted within 8 months
Hanover Holding	$65,821	$0.10	16/11/2011	16/02/2012	Lower of fixed and variable conversion price
Beauvoir Capital Ltd	$110,899	$0.20	22/11/2011	31/03/2012
FireRock	$28,784	$0.25	12/12/2011	12/06/2012	Lower of fixed and variable conversion price
Aegis – Tripod	$35,504	$0.27	15/12/2011	30/06/2012	Price will reset if not converted within 8 months
Aegis – CMS	$35,503	$0.27	15/12/2011	30/06/2012	Price will reset if not converted within 8 months
Aegis - Rachel	$35,503	$0.27	15/12/2011	30/06/2012	Price will reset if not converted within 8 months
Runway	$200,682	$0.20	11/01/2012	30/09/2012	Lower of fixed and variable conversion price
Tripod	$52,729	$0.24	16/01/2012	30/06/2012	Lower of fixed and variable conversion price
Isaac Loan	$263,315	$0.03	20/01/2012	30/06/2012	Lower of fixed and variable conversion price
Sendero	$262,986	$0.20	24/01/2012	30/09/2012	Lower of fixed and variable conversion price
Tripod - $150k	$125,918	$0.24	01/02/2012	01/02/2013	Lower of fixed and variable conversion price
Briskin $100k	$104,866	$0.23	03/02/2012	03/02/2013	One time conversion price reset
Hanover	$420,053	$0.10	23/02/2012	23/08/2012	Lower of fixed and variable conversion price
Briskin - $50k	$52,500	$0.09	04/04/2012	10/10/2012	One time conversion price reset
Briskin - $40k	$41,667	$0.09	13/04/2012	22/10/2012	One time conversion price reset
Briskin - $60k	$62,500	$0.09	17/04/2012	22/10/2012	One time conversion price reset
Briskin - $45k	$46,350	$0.07	14/05/2012	22/10/2012	One time conversion price reset
Firerock - $62,500	$62,654		21/06/2012	21/12/2012	Lower of fixed and variable conversion price
Agua Alta (Cold Fusion)	$100,163	****	25/06/2012	25/06/2013	35% discount from previous day's closing price
Beaufort	$50,066	****	26/06/2012	26/06/2013	35% discount from previous day's closing price

	$2,318,942
807 Esplanade Convertibles
Beaufort - $100k (807 Esplanade)	$102,794	****	06/04/2012	05/04/2013	35% discount from previous day's closing price
Beaufort - $250k (807 Esplanade)	$256,411	****	13/04/2012	12/04/2013	35% discount from previous day's closing price
Old Capital - $250k (807 Esplanade)	$252,466	****	31/05/2012	30/05/2013	35% discount from previous day's closing price
	$611,671

The Company has evaluated these convertible notes for embedded derivative features and has determined that no derivative liability exists.

Convertible debts are all convertible to common stock on maturity at the option of the lender. They all bear interest at varying rates and convert at different times and at fixed or variable converson prices according to the contract.

NOTE 10 – LOANS PAYABLE

The Company has the following indebtedness as of June 30, 2012:

Lender
Film and Production Loans

Palm Finance *			$4,324,431	18%	Forebearance agreement
Palm Finance			82,354	18%	Forebearance agreement

Palm Finance *			1,538,218	18%	Forebearance agreement

120db Film Finance LLC			4,425	Non stated	Due on demand

Cold Fusion Media Group LLC			175,000	10%	Due on demand

Total Film and Production Loans			$6,124,428

Other loans
Other
Trafalgar Capital (in liquidation)			$531,986	9%	Due on demand
TCA loan	31/03/2011	30/09/2011	62,149	10%	Due on demand
GHP Note			137,573
JMJ Financial (J Keener)	29/06/2012	27/10/2012	500,137	10%
			$1,231,845

Hanover Holding	19/10/2011	18/05/2012	$160,479	10%	Due on demand
Hanover Holding	16/11/2011	16/02/2012	65,821	12%	Paying in installments
Beauvoir Capital Ltd	22/11/2011	31/03/2012	110,899	18%	Due on demand
FireRocks-East Side Holdings	12/12/2011	12/06/2012	28,784	12%	Due on demand
Aegis – Tripod	15/12/2011	30/06/2012	35,504	12%	Due on demand
Aegis – CMS	15/12/2011	30/06/2012	35,503	12%	Due on demand
Aegis – Rachel	15/12/2011	30/06/2012	35,503	12%	Due on demand
Runway	11/01/2012	30/09/2012	200,682	12%	Due on demand
Tripod	16/01/2012	30/06/2012	52,729	12%	Due on demand
Isaac Loan	20/01/2012	30/06/2012	263,315	12%	Due on demand
Sendero	24/01/2012	30/09/2012	262,986	12%
Tripod - $150k	01/02/2012	01/02/2013	125,918	12%
Michael Briskin	03/02/2012	03/02/2013	104,866	12%
Hanover	23/02/2012	23/08/2012	420,053	10%	Paying in installments
Briskin - $50k	04/04/2012	10/10/2012	52,500	10%
Briskin - $40k	13/04/2012	22/10/2012	41,667	10%
Briskin - $60k	17/04/2012	22/10/2012	62,500	10%
Briskin - $45k	14/05/2012	22/10/2012	46,350	10%
Firerock - $62,500	21/06/2012	21/12/2012	62,654	10%
Agua Alta (Cold Fusion)	25/06/2012	25/06/2013	100,163	12%
Beaufort	26/06/2012	26/06/2013	50,066	12%

			$2,318,942

807 Esplanade
Beaufort - $100k (807 Esplanade)	06/04/2012	05/04/2013	$102,794	12%
Beaufort - $250k (807 Esplanade)	13/04/2012	12/04/2013	256,411	12%
Old Capital - $250k (807 Esplanade)	31/05/2012	30/05/2013	252,466	12%
Palm Finance - mortgage and construction loan			3,001,271	15%	Forebearance agreement

SAFELA loans outstanding			$3,612,942

Total Other Loans			$7,163,731

TOTAL LOANS			$13,288,159

The loan amounts at June 30, 2012 and 2011 include accrued interest of $2,939,546 and $2,233,944, respectively.

*The Company does not agree with $957,696 of interest charged by Palm on these two film loans and believes the dispute will be resolved once the loans are repaid.

** In connection with this loan of $500,000 with JMJ Financial, and a new loan entered into with Tonaquint Inc. of $435,000, the Company issued to Mr. Hoffman, the Company’s CEO, who in turn will pledge 8,000,000 shares to JMJ and has pledged 7,000,000 shares of common stock to Tonaquint, in exchange for a portion of our existing indebtedness to Mr. Hoffman.  Mr. Hoffman has agreed to return these shares to the Company if not levied on by the pledges.

The Company converted  $2,963,028 of the film and production loans into 85,562  shares of common stock during the three months ended September 30, 2011, $906,000 of film and production loans for, 49,863  shares of common stock in the 2nd quarter ended December 31, 2011 and  $943,580 of film and production loans for  96,424  shares of common stock in the 3 months to March 31, 2012 and $2,629,152 of  film and other loans for 602,097 shares of common stock in the 3 months to June 30, 2012.

Palm Agreement

The Company entered into two senior financing loan and security agreements with Palm to finance the production costs of The Pool Boys, Autopsy and Nine Miles Down dated May 7, 2007 and December 17, 2007.   These loans are secured by the revenues to be collected from these motion pictures.  The revenues so far collected have been insufficient to repay the majority of these loans, primarily as result of management’s decision to delay the release of these films.

In July, 2011 we entered into an amended financing agreement with Palm in to refinance the existing indebtedness secured by our production and post-production facility in New Orleans, Louisiana under which Palm has acquired the existing credit facility of $3,700,000 plus accrued interest of our affiliate SAPLA for $1,000,000 of this amount plus a continent sum of $750,000 (contingent on receipt of the tax credit revenues) and  advanced an additional $1,800,000 to complete renovation and construction of this facility. Palm’s advance and interest at the rate of 15% per annum are due and payable within five years and are secured by the property at 807 Esplanade Avenue in New Orleans and Louisiana film infrastructure and historical rehabilitation credits, as well as Federal historical rehabilitation credits associated with the Property.   Under this arrangement the group guaranteed the debt on the post production facility and Palm forgave a total of $4,458,624 of principal and interest on the two production loans as well as reduced the liability on the New Orleans production facility by $1,950,000 in exchange for the group guaranteeing the production facility debt.   Palm’s advance and interest at the rate of 15% per annum are due and payable within five years and are secured by the property at 807 Esplanade Avenue in New Orleans and Louisiana film infrastructure and historical rehabilitation credits, as well as Federal historical rehabilitation credits associated with the Property and cross guaranteed the Company,  its affiliates and CEO,  Peter Hoffman.

In June, 2012 as detail in Note 7 the Esplanade debt was assumed by SAFELA in exchange for a 30 year lease on the facility.  SAFELA was in turn acquired by the Company.  At June 30, 2012 debt and accrued interest under the amended agreement total $8,946.000.

Trafalgar

SAP Plc. Borrowed £1,000,000 ($1,651,000 ) convertible debenture from Trafalgar Capital Special Investment Fund (“Trafalgar”) that came due on June 30, 2009.We were unable to repay the debenture and as a result, we defaulted on a payment of £1,000,000 plus interest to Trafalgar Capital Special Investment Fund in June 2009.

On September 2, 2009 the Group repaid Trafalgar $1,000,000 as a partial payment against this loan, with the remaining balance subject to repayment in cash or convertible to the shares of common stock of the Group at the conversion terms as agreed between Trafalgar and the Group. On June 22, 2010 an amended agreement was entered into with Trafalgar for an extension of the due date of the convertible debentures to December 31, 2010, and the Group agreed to issue  971  shares of common stock to settle a portion of the debt. Trafalgar agreed to reduce the loan amount from the proceeds it received from selling the shares of common stock. The transaction was consummated subsequent to the date of the financial statements and all 971 had been sold by December 31, 2010. Subsequent to June 30, 2010, a further amended agreement was entered into with Trafalgar for an extension of the due date of the convertible debentures to March 31, 2011, and the Group agreed to issue 1214 shares of common stock to settle a portion of the debt. Trafalgar agreed to reduce the loan amount from the proceeds it received from selling the 1,214 shares of common stock. The current balance outstanding on the loan after sale of these  shares is approximately $530,000.

NOTE 11 – EQUITY TRANSACTIONS

First Quarter Ended September 30, 2011:

On August 31, 2011, NASDAQ approved the substitution of one share of SAE, Inc. stock for the Company's NASDAQ listing, effective at the opening of trading on September 1, 2011. On that date, each of the Company's ordinary shares were exchanged for one share of common stock of SAE, and commenced trading on NASDAQ as the successor to the Company's NASDAQ listing. This transaction was approved by the Company’s shareholders at the Company’s Extraordinary General Meeting on June 11, 2010.

The Company is authorized to issue 35,992,964 common shares at a par value of  $0.01 per share. These shares have full voting rights. At September 30, 2011 and  June 30, 2011, there were 159,278 and 37,759  common shares outstanding.   The Company’s predecessor, PLC, had a 1:5 reverse stock split on May 9, 2011.  The shareholders agreed to increase the authorized shares to 250,000,000 from 50,000,000 at the Company’s shareholder meeting in February 2012 . The shareholders also approved a 1:10 reverse split at this AGM  . The Board of Directors approved a 1:70 reverse split on August 31, 2012 but to do so had to reduce the authorised equity back down to 35,992,964.

During the three months ending September 30, 2011, Company issued  92,805  shares in satisfaction of $3,188,028 of outstanding loans payable and accrued interest, consisting of $225,000 of convertible notes payable and $2,963,028 of film and production loans. The conversions were done at contractual share prices ranging from $.20 to $2.00 per share (pre-reverse split, equal to $14.00 to $140.00 post-split).

In July 2011, the Company also issued 143 shares for investor relations services valued at approximately $10,000.

The Company did not assume the deferred stock of the listing predecessor which was outstanding at June 30, 2011.   Deferred stock is subordinated to all other classes of stock.

As of September 30, 2011, $1,986,722 of stock was fully paid but still to be issued, consisting of $1,251,250 of Series A preferred stock and $735,472 of debt that was being converted to equity.   There were 159,278 shares were outstanding as of September 30, 2011.

Second Quarter Ended December 31, 2011:

Between October 1, 2011 and December 31, 2011 the Company issued  163,868  shares.   The total number of shares outstanding on  December 31, 2011 was 323,146.

66,272	common shares were issued in satisfaction of the $612,336 of convertible debt shares at an average conversion price of $9.10/share .
40,734	common shares were issued on the conversion of the Agua Alta, Sendero and Isaac convertible notes totalling $427,706 at an average conversion price of $10.50/ share.
49,863	common shares were issued in satisfaction of $906,000 of corporate loans at an average conversion price of $18.20/share.
5,714	common shares were issued as restricted stock for cash, $250,000 to Fletcher and $150,000 to Goldstrand at $70.00/share
1,071	common restricted shares were issued for investor relations services at $25.20/share
214	common restricted shares were issued to a director in lieu of compensation at $35.00/share
163,868

Third Quarter Ended March 31, 2012:

Between January 1, 2012 and March 31, 2012, the Company issued  276,411  shares at an average price of $13.30 per share.   The total number of shares outstanding on March 31, 2012 was 599,557.

96,425	common shares were issued in satisfaction of the $943,580 of newly converted film debt at an average conversion price of approximately $9.80/share .
65,237	common shares were issued in satisfaction of $929,596 of overhead at an average conversion price of $14.00/share
49,889	common shares were issued on the conversion of old notes including the final conversion of the Runway convertible notes, total debt of $516,568 was converted at an average conversion price of $10.50/ share.
43,928	common shares were issued in satisfaction of $698,736 of film loans previously converted at an average conversion price of $16.10/share.
17,143	common shares were issued as restricted stock for cash, to Blue Rider at $0.50/share
3,789	common restricted shares were issued for consulting services provided under the S-8 authority at $19.60/share
276,411

Fourth Quarter Ended June 30, 2012:

Between April 1, 2012 and  June 30, 2012,  the Company issued   1,140,343 shares at an average price of $4.81 per share.   The total number of shares outstanding on June 30, 2012 was 1,739,900.   (See Subsequent Events Note 16 for stock issuances subsequent to June 30, 2012).

111,143	common shares were issued in part payment of the Palm debt to the value of $430,000 at an average conversion price of $3.87/share .
174,240	common shares were issued in satisfaction of the Blue Rider debt of $980,000 at an average conversion price of $5.62/share
160,556	common shares were issued in satisfaction of the Cold Fusion debt of $725,000 was converted at an average conversion price of $4.52/ share.
40,118	common shares were issued against the Pool Boys tax credit loan of $100,000 at an average conversion price of $2.49/share.
16,071	common shares were issued for cash, for the music company at $6.22/share
69,908	common shares were issued for consulting services totalling $513,321 provided under the S-8 authority at $7.34/share
156,158	common shares were issued as general loans totalling $494,152 at $3.16/share
357,143	common shares were issued to Peter Hoffman in satisfaction of a debt of $877,824 at $2.46/share
55,006	common shares were issued to cover 807 Esplanade construction fees totalling $200,000 at $3.64/share
1,140,343

The Board has approved the issuance of 25 million pre split shares to Mr. Hoffman at the market value when issued which will be adjusted from time to time to reflect changes in the market value of the shares issued. All shares will be returned to the Company on repayment of the indebtedness, if not sold by the creditor to satisfy the indebtedness. The Company's previous filing on Form 8-K identified an estimated value at the time of issue as the Board was considering the matter. Based on the decision of the Board, the shares issued to Mr. Hoffman will be and have been adjusted to the fair market value on the date of issuance.

Warrants and Options:

●
During the twelve months ended June 30, 2012, the Company issued 1429 options to the seven members of the board of directors.   These options have a five year term and a strike price equal to the closing price of the Company’s stock at the date of issue.   Each director was issued 5714 options with a strike price of $30.80 on October 14, 2011 and 714 options with a strike price of $27.30 on December 6, 2011.     Half of the options vested on December 31, 2011 and the remaining half will vest on December 31, 2012.

●
During the quarter ended June 30, 2012, the Company issued 28,571 options to David Michery in conjunction with his employment agreement with the Company.   These options have a strike price of $12.60  and vest and shall be exercisable in equal monthly installments over the term of his employment agreement, which is February 22, 2012 through December 31, 2016.

●
During the quarter ended June 30, 2012, the Company has agreed to issue 714 options per year to Jake Shapiro in conjunction with his employment agreement with the Company.   These options have a strike price equal to the closing price of the Company’s stock at the date of issue, with the exception of the first year, which the strike price was set at $55.30  per share.    The Company measures  compensation expense related to stock options with the Black Scholes option pricing model, and recognizes expense over the vesting period.

●	On June 29, 2012, 119,048 warrants were issued to JMJ Financial. These options have a strike price of $2.10

●
In January 2012,   the Company filed a registration statement  on Form S-8  in connection with the registration under the Securities Act of 1933, as amended, of 71,429  shares of the Company’s common stock under the Company’s 2012 Stock Incentive Plan.

●
In  July, 2012,   the Company filed a registration statement  on Form S-8  in connection with the registration under the Securities Act of 1933, as amended, of a further 214,286   shares of the Company’s common stock under the Company’s 2012 Stock Incentive Plan

Convertible Redeemable Preferred Stock

●
125,125 shares of Series A Cumulative Convertible $10.00 Preferred Stock with a dividend rate of 8% (payable quarterly) were issued in November 2011. The conversion price into common stock of the Company is $10.50/share.

●
180,000 Series B convertible preferred stock, $100.00 par value have been issued to two shareholders although  120,000 of such shares are held in escrow subject to earnout. The shares were issued to acquire music assets for the Company. These shares in escrow are shown on the balance sheet as a reduction in equity.  The per-share conversion price for the Series B Preferred Stock is $1.10.

Due to the decline in the common stock price, the Company reviewed the redemption value of the Series B Preferred Stock to common and, as agreed by the Board of Directors, revalued the Series B Preferred Stock at the 10 day volume weighted closing bid price of the Company’s common stock on September 30, 2012 ($0.29/share), as if all shares of Series B Preferred Stock issued and not in escrow were converted in common stock at the conversion price of $1.10 per share.   No earnout provision has been made for any shares of Preferred Stock not now issued, as management does  not believe the conditions for release of such shares will be met.

NOTE 12 – EARNINGS PER SHARE

Basic and diluted earnings per share (“EPS”) are based on weighted-average common shares and generally exclude shares that would have an anti-dilutive effect. In accordance with ASC 260-10-45-19,  the Company did not consider any potential common shares in the computation of diluted EPS as of June 30, 2012, due to the loss from continuing operations, as including them would have an anti-dilutive effect on EPS.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Creditors Liquidation of SAP Plc.

The Company’s listing predecessor Seven Arts Pictures Plc. (‘PLC’) was placed by the English Companies Court into compulsory liquidation on November 8, 2011. The Company’s CEO, Mr. Peter Hoffman, as a director of PLC had sought an administration order but this request was denied by the Courts as a result of inter alia the opposition of Parallel Pictures LLC (‘Parallel’).   PLC’s principal creditors have appointed a liquidator for the orderly winding up of its remaining assets not transferred to the Company pursuant to the Asset Transfer Agreement, effective January 27, 2011.

Based on discussions with the liquidator, our management believes this liquidation proceeding will have no material effect on the cost, business or market value of common stock.

Further Share Issue to SAE Inc.

On June 11, 2010, Seven Arts Entertainment, Inc. (“SAE”), a Nevada Corporation, was formed and became a 100% owned subsidiary of Seven Arts Pictures Plc. As of June 11, 2010, the Company entered into an Asset Transfer Agreement, as amended on January 27, 2011 and again on August 31, 2011, to transfer all of the assets with a cost basis from PLC to SAE, in exchange for assumption by SAE of certain indebtedness and for one share of common stock of SAE for each ordinary share of PLC which have been distributed to shareholders. Additionally, 2,000,000 shares of SAE were issued to PLC in order to satisfy any remaining obligations.  SAE Inc. may issue more shares of its common stock to resolve any claim made on the liquidation of PLC. The 2,000,000 pre-split shares were originally booked on January 27, 2012 at the market price on the day the SEC approved the transaction ie $3.94/share. Management now believe the shares should be booked at the August 31, 2012 market price of $0.66/share which is the date from which the shares in SAE were tradeable.

807 Esplanade Guarantee

Seven Arts Pictures Louisiana LLC, a related party and/or an affiliate of the Company, entered into a Credit Agreement with Advantage Capital Community Development Fund LLC dated October 11, 2007,  for the acquisition and improvement of the  production and post-production facility located at 807 Esplanade Avenue in New Orleans, Louisiana (“807 Esplanade”)  for aggregate principal advances of up to $3,700,000.   This agreement was guaranteed by the Company’s predecessor.   Approximately $3,700,000 plus interest has been drawn under the terms of this Credit Agreement, as of  June 30, 2012. The Company has now assumed the liability for $1,000,000 of this amount plus a contingent sum of $750,000 due to Advantage Capital (contingent on receipt of the tax credit revenues) due to an agreement with the now mortgagor Palm Finance.   A construction loan of $1,850,000 previously guaranteed by the Company has now been assumed by the Company. The Company has a  30 year lease on the property to operate a production and post-production facility.

Armadillo

The Company has guaranteed a $1,000,000 note plus interest due to Armadillo by the Employee Benefit Trust of the Company’s listing predecessor resulting from the purchase of Seven Arts preferred stock from Armadillo.

Fireworks Litigation

SAFE prevailed in a motion for summary adjudication in the Supreme Court of Ontario, Canada on February 10, 2011 in an action against CanWest Entertainment and two of its affiliates (“CanWest”) confirming our ownership of five motion pictures, “Rules of Engagement”, “An American Rhapsody”,” Who Is Cletus Tout”, “Onega”, and “The Believer” (collectively, the “Copyrights”). SAFE filed an action in England on September 7, 2011 in the High Court of England and Wales against Content Media Corporation (“Content”) and Paramount Picture Corp. (“Paramount”) to recover the Copyrights and substantial damages for the use of the copyrighted works after their purported acquisition from CanWest. We may incur up to $200,000 or more in legal expenses to pursue this claim but expect to recover those fees from Content.  We also filed an action on May 27, 2011 in the United States District Court for the Central District of California for copyright infringement against Paramount. This action was dismissed based on the applicable statute of limitations and is currently on appeal to the Ninth Circuit Court of Appeals.

Jonesfilm

The Company’s subsidiary, SAFE, PLC, CineVisions, and CEO Peter Hoffman were the subject of two arbitration awards of attorney fees totaling approximately $900,000, with interest and charges, both of which were reduced to judgment in favor of Jonesfilm (“JF”) in Superior Court of the State of California for the County of Los Angeles and in United States District Court for the Central District of California. The Company paid approximately $525,000, the amount of the first arbitration award plus interest and charges, in November 2011. Management believes the Company has no further liability in this matter. JF asserted on or about October 6, 2010 in an enforcement of judgment action in the United States District Court for the Eastern District of Louisiana against PLC, SAFE, SAP and Mr. Hoffman that the Company is liable as the “successor in interest” to the remaining arbitration award which was sentenced in the United States District Court for the Central District of California on June 19, 2007, which the Company denies.

Arrowhead Target Fund

Seven Arts Future Flows (“SFF”) a limited liability company owned by SAP, now owned by PLC (in liquidation), obtained financing from Arrowhead) of approximately $8,300,000 (the “Arrowhead Loan”). SFF secured the Arrowhead Loan with liens on 12 motion pictures that generated final revenues to the Group of $820,026 in the Fiscal Year Ended June 30, 2009; $2,739,800 in the Fiscal Year Ended March 31, 2008 and $544,478 in the three month period ended June 30, 2008.    The only liability is to repay the Arrowhead Loan from the proceeds of the film assets pledged against the Arrowhead Loan.   The Company is not required to repay the Arrowhead Loan from any of its other assets or revenues.     SAFE was the collateral agent of the film assets.

The Arrowhead Loan became due in February 2009 and SFF has not paid the outstanding principle and accrued interest. Arrowhead has the right to foreclose on the pledged film assets, but has not done so. SFF has received a default notice and as a result Arrowhead is now collecting directly all sums otherwise receivable by us with respect to these motion pictures, and has appointed a new servicing agent for these motion pictures. As a result, the Company can no longer control the licensing of these motion pictures.    Failure to repay or refinance the Arrowhead Loan could result in a material disposition of assets through the loss of the Company’s rights to the 12 motion pictures and related loss of revenues in amounts that are difficult to predict.

As a result of the foregoing, we removed all assets accounts relating to the 12 motion pictures pledged to Arrowhead and the corresponding limited recourse indebtedness from our consolidated balance sheet at fiscal year ended June 30, 2009, due to the fact that the loan was a limited recourse loan and we have no further obligations to Arrowhead beyond the pledged film assets.

Arrowhead filed an action on September 22, 2010 in The Supreme Court of the State of New York which seeks recovery from PLC, Mr. Hoffman and his wife, SAFE, CineVisions, SFF and SAP of the monies that we retained under our interpretation of the relevant agreements with Arrowhead. In addition, Arrowhead has made substantial additional claims against us, Mr. Hoffman and SAP regarding claimed breaches of the terms of the operative agreements, including failure to account properly, failure to turn over materials, failure to remit monies collected, and similar matters. Arrowhead’s claims against us for these alleged breaches are $8,300,000 although it has not stated any basis for this amount.

The Company moved to dismiss the Arrowhead action against all defendants other than SFF. On August 9, 2011, the New York Supreme Court granted the motion and dismissed all defendants except SFF and SAFE in its capacity as a collateral agent, which is not a material element of Arrowhead claim.   We continue to believe that Arrowhead’s claims against us are without substantial merit. Arrowhead has refiled its claim against the dismissed defendants in the Supreme Court of New York.    On April 17, 2012 against the same defendants under an “alter ego” theory. SAFE and SFF have moved to dismiss these claims.

Arrowhead Capital Partners Ltd. – AGC Loan

PLC and several of our affiliates were named as defendants in an action by Arrowhead Capital Partners Ltd. filed in the Supreme Court of New York, County of New York, purportedly served on May 24, 2010, seeking to collect $1,000,000 plus interest (the “ACG Loan”) due to Arrowhead Consulting Group LLC (“ACG”), as well as to foreclose on the collateral granted as part of the Cheyne Loan described in note 13 to our financial statements under “Production Loans”. The ACG Loan is fully subordinated to repayment of the Cheyne Loan, which has not been repaid. One of SAE’s subsidiaries has acquired all Cheyne’s rights under the subordination provision of the Cheyne Loan. As a result, our management does not believe that ACG has the right to maintain this action to collect any monies or to foreclose on any collateral pursuant to the Cheyne Loan. ACG obtained summary judgment against PLC and certain of our former affiliates which is now on appeal. We expect this action will be stayed by reason of the liquidation proceedings of PLC discussed under “Liquidation of Seven Arts Pictures Plc.”

Investigation into Claim for Tax Credits (SAPLA)

The US Attorney in New Orleans is investigating claims for Louisiana film infrastructure tax credits, including such tax credits to be claimed by Seven Arts Pictures Louisiana LLC, (“SAPLA”) an affiliate of the Company. This investigation appears to include investigation as to whether certain expenses claimed by this affiliate were improper or fraudulent. All such claimed expenses were audited by independent auditors in Louisiana and reviewed by counsel. Management believes that this investigation will not have any material adverse effect on or operations or the total tax credits to be received by our affiliates, but could result in charges against current or former employees of this affiliate, including Mr. Hoffman, based on prior audits.  The tax credits receivable by SAPLA (of which the State and Federal rehabilitation credits have been approved) are based on new tax credit audits carried out in Louisiana, not the audits mentioned here.

Parallel Actions

On June 28, 2011, PLC (predecessor) filed an action in the High Court of England and Wales against Parallel to collect sums due to PLC with respect to acquisition of distribution rights in Russia to four motion pictures and to confirm Parallel’s obligations under both a signed and unsigned investment agreement with respect to the motion picture project Winter Queen. On the same day, Parallel filed a petition to wind up and liquidate PLC in the Companies Courts of England based on its claim of repayment of $1,000,000 of investment made by Parallel in Winter Queen. PLC is not a part of the Company.   On September 19, 2011, Parallel filed a new action against PLC and us in the Los Angeles County Superior Court of California, asserting the same claims as in the winding up petition and seeking to enjoin the proposed administration proceedings in England. Its request for a preliminary injunction was denied by the Superior Court. Parallel in California has been stayed by reason of the “Recognition Order” described in “Liquidation of Seven Arts Pictures plc.”    But Parallel may be permitted to pursue its remedies in the Los Angeles Superior Court proceedings depending on actions of the liquidator.

HMRC Investigation

On July 19, 2011 Officers of Her Majesty’s Revenue & Customs (“HMRC”) attended the offices of PLC in London. Documents were retained appertaining to arrangements involving the subscription for shares in a number of companies which had lost value, resulting in subscribers making claims to tax relief.

PLC’s participation in these transactions was limited to its transfer of rights to certain motion pictures to the investors in return for their investments in the production and release costs of those pictures and making available the provision of loans to fund a portion of those investments. PLC received no tax benefits from the transactions, which were made on arms-length terms. PLC believes that it is not a subject of the HMRC investigation.

In connection with the transactions, PLC did not make any representations or warranties to any party, including the investors, regarding any potential tax benefits related to the transactions. Prior to the closing of the transactions, the investors obtained and made available to PLC, an opinion of prominent Queen’s counsel, specializing in United Kingdom tax laws, that the transactions were permitted and acceptable under the terms of the applicable United Kingdom revenue laws. PLC remains confident that the transactions were permitted and acceptable under the terms of the applicable United Kingdom revenue laws.

HMRC has requested interviews with three officers of PLC to discuss whether those officers were involved in the arrangements for subscription of shares in the relevant companies, the first of which with Ms. Elaine New, CFO,  occurred in April 2012 and a second in May 2012. PLC is fully cooperating with the investigation. PLC believes there is no basis for any claim of responsibility of any of its officers or employees. Based on facts currently known by PLC, there is no need for it to record a contingent liability in its financial statements in connection with the investigation or the related transactions.

NOTE 14 – FAIR VALUE MEASUREMENTS

Cash, accounts receivable, accounts payable and other accrued expenses and other current assets and liabilities are carried at amounts which reasonably approximate their fair values because of the relatively short maturity of those instruments.

ASC 820, “Fair Value Measurements and Disclosures”, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.
Level 2 - Inputs to the valuation methodology include:
·	quoted prices for similar assets or liabilities in active markets;
·	quoted prices for identical or similar assets or liabilities in inactive markets;
·	inputs other than quoted prices that are observable for the asset or liability;
·	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The preceding method described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation method is appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date. As of June 30, 2012 and June 30, 2011, all of the Company’s financial assets and liabilities were considered current and due to the short maturity the carrying amounts are considered to approximate fair value.

NOTE 15 – RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued guidance intended to achieve common fair value measurements and related disclosures between U.S. GAAP and international accounting standards. The amendments primarily clarify existing fair value guidance and are not intended to change the application of existing fair value measurement guidance. However, the amendments include certain instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This guidance was effective for the periods beginning after December 15, 2011, and early application is prohibited. The Company adopted these amendments on January 1, 2012; and the requirements did not have a material effect.

In June 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-05, “Comprehensive Income — Presentation of Comprehensive Income.” ASU No. 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of stockholders’ equity. It requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU 2011-12, “Comprehensive Income — Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU 2011-05,” to defer the effective date of the specific requirement to present items that are reclassified out of accumulated other comprehensive income to net income alongside their respective components of net income and other comprehensive income. All other provisions of this update, which are to be applied retrospectively, were effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company adopted these amendments on January 1, 2012; and the requirements did not have a material effect.

In December 2011, the FASB issued ASU No. 2011-11, “Balance Sheet — Disclosures about Offsetting Assets and Liabilities.” ASU 2011-11 requires entities to disclose information about offsetting and related arrangements of financial instruments and derivative instruments and will be applied retrospectively for all comparative periods presented. ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company currently believes that this ASU will have no significant impact on its consolidated financial statements.

NOTE 16 – SUBSEQUENT EVENTS

The Company issued the following shares of common stock subsequent to June 30, 2012:

New Stock Issuances through September 30,  2012

Between July 1, 2012 and  September 30, 2012,  the Company issued  2,426,777 shares at an average price of $1.13 per share.   The total number of shares outstanding on September 30, 2012 was 4,166,677.

258,055	common shares were issued in part payment of the Palm debt to the value of $133,500 at an average conversion price of $0.52/share .
1,069,905	common shares were issued in satisfaction of the Schism debt of $680,935 at an average conversion price of $0.64/share
482,697	common shares were issued in satisfaction of various convertible loans totaling $580,114 was converted at an average conversion price of $1.20/ share.(High of $2.42 and low of $0.57)
90,720	common shares were issued for expenses totalling $179,800 for the music company at $1.98/share
44,711	common shares were issued for consulting services totalling $54,200 provided under the S-8 authority at $1.21/share
230,103	common shares were issued for general expenses totalling $328,169 provided under the 3a9 authority at $1.42/share.(High of $2.45 and low of $0.70)
84,286	common shares were issued to lenders as fees for loan arrangements of $459,000 at $5.45/share
85,714	common shares were issued as collateral for a loan totalling $180,000 at $2.10/share $1.42/share
80,586	common shares were issued to cover 807 Esplanade construction fees totalling $150,000 at $1.86/share
2,426,777

On October 5, 2012, in connection with a new loan of $375,000 entered into with Tonaquint Inc., the Company issued to Mr. Hoffman (the Company CEO), who in turn pledged to Tonaquint Inc., 7,000,000 shares of our common stock in exchange for a portion of the existing indebtedness to Mr. Hoffman.

Additionally, the Company had the following new convertible debt acquired, which will be converted to equity, subsequent to June 30, 2012:

CONVERTIBLE LOAN AFTER YEAR END

Client	Face value	Current Balance	Coupon	Issuance Date	Maturity Date	Conversion Terms

Beaufort Ventures	$150,000	$150,000	12%	26/07/2012	25/01/2013	35% discount to market
Beaufort Ventures	350,000	350,000	12%	31/07/2012	30/08/2012	35% discount to market

Beaufort Ventures	75,000	75,000	12%	19/07/2012	19/07/2013	35% discount to market
Beaufort Ventures	50,000	50,000	12%	19/07/2012	19/07/2013	35% discount to market

Beaufort Ventures	25,000	25,000	10%	14/08/2012	08/02/2013	30% discount to market
Beaufort Ventures	350,000	350,000	10%	07/09/2012		35% discount to market

Michael Briskin	200,000	200,000	10%	02/07/2012

Safron Capital Corp	25,000	25,000	18%	16/07/2012	Fully converted
Safron Capital Corp	50,000	50,000	18%	19/09/2012	Fully converted
Safron Capital Corp	36,762	36,762	18%	25/09/2012	Fully converted
Safron Capital Corp	60,000	36,762	18%	11/10/2012	Fully converted
Safron Capital Corp- Schism 4	40,000	40,000	18%	28/08/2012	Fully converted
Safron Capital Corp- Schism 5	30,000	30,000	18%	04/09/2012	Fully converted

Tangiers Investors	50,000	50,000	10%	14/09/2012	Fully converted
Tangiers Investors	50,000	50,000	10%	10/03/2012	Fully converted
Tangiers Investors	24,826	24,826	10%	31/08/2012	Fully converted

TOTALS	$1,566,588	$1,543,350

Other Significant Loans

The Company entered into a Securities Purchase Agreement dated August 20, 2012 with Tonaquint, Inc. (“Tonaquint Securities Purchase Agreement”) with the following material terms:

1.
Loan to the Company of $375,000 with original issue discount of $60,000, due February 19, 2013, at the rate of 8% per annum, $250,000 of which is advanced initially with $125,000 to follow subject to certain conditions.

2.	Loan is convertible into the Company’s common stock at $2.80 per share at the election of the holder.

3.	The holder will not own or control 20% or more of the Company’s common stock until and unless stockholder ratification of the Tonaquint Securities Purchase Agreement is given.

4.	Mr Hoffman has pledged 7,000,000 of his shares to Tonoquint to take account of the fall in share price.

NASDAQ Delisting Notice

On September 14, 2012 Seven Arts Entertainment Inc. (NASDAQ: SAPX) began trading  its common stock on the OTC Markets' OTCQB marketplace.   The Company's common shares trade under the Company's current symbol "SAPX.".  The Company is applying to trade on the highest OTC marketplace, OTCQX, but will initially trade on the OTCQB tier until the Company is eligible to trade on the OTCQX.

Trading of the Company's common stock on The NASDAQ Capital Market was suspended at the opening of business on September 14, 2012, due to the fact that the Company could not meet the $1 minimum bid price listing requirement of NASDAQ for the ten trading days prior to September 20, 2012, the expiration date on the Company's six-month extension to meet this listing requirement.

Reverse Split

Seven Arts Entertainment Inc. carried out a 1-for-70 reverse split of its common stock that was effective immediately after the close of the markets on Friday, August 31, 2012.   The new CUSIP number for the Company's common stock is 81783N 201.

Subject to appropriate and required regulatory filings and approvals, the Company has declared a warrant dividend to those persons beneficially owning its common stock as of the close of the markets on August 31, 2012. For every ten pre-reverse split shares of common stock held as of such date and time, the holders thereof will be entitled to receive one warrant as a dividend. Until its expiry date, each warrant, once distributed following such approvals, will be exercisable for the purchase of one share of the Company's post-reverse split common stock at a price equivalent to today's post-reverse split closing bid price.  The warrants will expire on the earlier of (i) the date that the holder disposes of the common stock in respect of which the warrant dividend was declared, if such disposition occurs on or before the close of the markets on October 31, 2012, or (ii) 5:00 p.m., PST, on January 31, 2013.  Seven Arts does not expect that a secondary market will develop for such warrants

Opening of 807 Esplanade

On Aug 14, 2012 Seven Arts Filmed Entertainment Louisiana LLC ("SAFELA"), commenced operation of Seven Arts Post at the Company’s production facility located at 807 Esplanade Ave., New Orleans, Louisiana.